UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Inland Real Estate Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INLAND REAL ESTATE CORPORATION

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
AND
PROXY STATEMENT

Date:	June 17, 2010
Time:	10:00 a.m. central time
Place:	2901 Butterfield Road
Oak Brook, Illinois 60523

Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, Illinois 60523
(888) 331-4732

Notice of Annual Meeting of Stockholders
to be held
June 17, 2010

Dear Stockholder:

Our annual stockholders’ meeting will be held on June 17, 2010, at 10:00 a.m. central time, at our principal executive offices located at 2901 Butterfield Road in Oak Brook, Illinois 60523.  At our annual meeting, we will ask you to:

·                                          elect seven directors;

·                                          ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

·                                          transact any other business that may properly be presented at the annual meeting.

If you were a stockholder of record at the close of business on April 20, 2010, you may vote in person at the annual meeting and any postponements or adjournments of the meeting.  A list of these stockholders will be available at our offices before the annual meeting.

Please sign, date and promptly return the enclosed proxy card in the enclosed envelope, or vote by telephone or Internet (instructions are on your proxy card), so that your shares will be represented whether or not you attend the annual meeting.

By order of the Board of Directors,

/s/ Beth Sprecher Brooks
Beth Sprecher Brooks
Senior Vice President, Secretary and General
Counsel

April 30, 2010

i

ii

Approval of Services and Fees	57

STOCKHOLDER PROPOSALS	58

iii

INFORMATION ABOUT THE ANNUAL MEETING

This proxy statement contains information related to the annual meeting of stockholders to be held June 17, 2010, beginning at 10:00 a.m. central time, at our principal executive offices located at 2901 Butterfield Road, Oak Brook, Illinois 60523, and at any postponements or adjournments thereof.  This proxy statement is being mailed to stockholders on or about April 30, 2010.

Information About Attending the Annual Meeting

The board of directors of Inland Real Estate Corporation (referred to herein as the “Company,” “we,” “our” or “us”), a Maryland corporation, is soliciting your vote for the 2010 annual meeting of stockholders.  At the meeting, you will be asked to:

·                                          elect seven directors;

·                                          ratify the selection of KPMG LLP (sometimes referred to herein as “KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

·                                          transact any other business that may properly be presented at the annual meeting.

The board of directors recommends that you vote “for” each proposal.  If you own shares of common stock in more than one account, such as individually and jointly with your spouse, you may receive more than one set of these materials.  Please make sure to vote all of your shares.  This proxy statement contains information we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”).  If you plan on attending the annual meeting of stockholders in person, please contact Ms. Theresa Strino, Investor Services Manager, at (888) 331-4732, so that we can arrange for sufficient space to accommodate all attendees.

Information About Voting

You will have one vote for each share of common stock that you owned at the close of business on April 20, 2010, which is the record date for the annual meeting.  On the record date, there were 85,452,087 shares outstanding.  There is no cumulative voting.  A majority of the outstanding shares, or 42,726,045 shares, must be represented in person or by proxy to hold the annual meeting.  The Inland Group, Inc. (referred to herein as “TIGI”) and its affiliates have the power to vote approximately 10,870,269 shares representing approximately 12.72% of our outstanding common stock.  Daniel L. Goodwin, one of our directors, is the controlling stockholder of TIGI.

You may hold shares either directly in your name as the stockholder of record or indirectly through a broker, bank or other holder of record.  If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you.  As the holder of record, you have the right to give your proxy directly to us, give your voting instructions by telephone or by the Internet or vote in person at the annual meeting.  If your shares are held in a brokerage account or through a bank or other holder of record, the shares are held in “street name,” and your broker, bank or other holder of record might be sending these proxy materials to you.

Your vote is important.  You may vote in person or by granting us the right to vote as your proxy on the proposals.  You may vote by proxy in any of the following ways:

·                                          by mail: sign, date and return the proxy card in the enclosed envelope;

·                                          via telephone: dial (866) 395-9262 and follow the instructions provided on the proxy card; or

·                                          via the Internet: go to https://www.proxyvotenow.com/irc and follow the instructions provided on the proxy card.

If you return a properly executed proxy card but do not indicate how your shares should be voted, they will be voted “for” in accordance with the board’s recommendation for each proposal.

If you grant us the right to vote your shares by proxy, you may nevertheless revoke your proxy at any time before it is exercised by:  (1) sending written notice to us, Attention: Mr. Mark E. Zalatoris; (2) providing us with a later-dated proxy; or (3) attending the annual meeting in person and voting your shares.  Merely attending the annual meeting, without further action, will not revoke a prior grant of the right to vote your shares by proxy.

Information Regarding Tabulation of the Vote

Our transfer agent, Registrar & Transfer Company, will tabulate all votes cast at the annual meeting and will act as the inspector of election at the annual meeting.

Quorum Requirement

Persons with the right to vote a majority of our outstanding shares as of the record date must be present in person or by proxy in order for action to be taken at the meeting.  For these purposes, “abstentions” and “broker non-votes” will be counted as present for determining whether a majority is present.  A broker-non-vote occurs when a broker returns a properly executed proxy card but lacks authority to vote with respect to one or more proposals.

Information About Votes Necessary for Action to be Taken

Nominees must receive a majority of the votes cast for election at a meeting at which a quorum is present.  This means that the number of shares voted “for” a nominee must exceed the number of shares voted “against” that nominee in order for that nominee to be elected.  Only votes cast “for” or “against” are counted as votes cast with respect to a nominee.  Broker non-votes and abstentions will not be counted as votes cast in the election; however, a properly executed proxy card marked “abstain” will be counted for purposes of establishing a quorum.

The affirmative vote of a majority of the votes cast at a meeting at which a quorum is present, is required for the ratification of our selection of KPMG as our independent public accounting firm for the year ending December 31, 2010.  For this purpose, a properly executed proxy card marked “abstain” will not be voted, although it will be counted for purposes of establishing a quorum.

As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote.  If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may be permitted to vote your shares with respect to certain matters even if the broker does not receive voting instructions from you.

Costs of Proxies

We have not retained a third party to assist in this process. Instead, proxies may be solicited by our directors, officers or employees.  We will not pay additional compensation to these individuals for these activities.  We also intend to request that brokers, banks and other nominees solicit proxies from their principals.  We will reimburse the brokers, banks and other nominees for certain expenses that they incur for these activities.

Other Matters

We are not aware of any other matter to be presented at the annual meeting.  Generally, no business aside from the items discussed in this proxy statement may be transacted at the meeting.  If, however, any other matter properly comes before the annual meeting as determined by the chairman of the meeting, your proxies are authorized to act on the proposal at their discretion.  Generally, stockholders seeking to make a nomination or bring other business before the meeting must provide, among other things, notice thereof in writing to our corporate secretary at our office not less than forty-five days before the anniversary date on which we first mailed our notice of meeting and proxy materials for the annual meeting of stockholders held last year.  We mailed the notice and proxy materials on April 30, 2009 for the annual meeting of stockholders held last year.  Therefore, any stockholder desiring to nominate a person for election to the board or to bring other business before the 2010 annual meeting is required to have provided us with notice of any nominations by March 16, 2010.  We did not receive notice of any proposal by that date.

Electronic Access/Available Information

You can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.  If you are a stockholder of record, you can choose this option and save us the cost of producing and mailing these documents by following the instructions provided to you when you vote over the Internet.  If you choose to view future proxy statements and annual reports over the Internet, you will receive an e-mail message next year containing the Internet address to access our proxy statement and annual report.  Your choice will remain in effect until you tell us otherwise.  You do not have to elect Internet access each year.  To view, cancel or change your enrollment, please go to https://www.proxyvotenow.com /irc.

We file reports, proxy materials and other information with the SEC.  These reports, proxy materials and other information can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, D.C.  20549.  Copies also can be obtained by mail from the Public Reference Room at prescribed rates.  Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room.  In addition, the SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other information filed electronically with the SEC.

Important Notice Regarding the Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 17, 2010.  This proxy statement, the proxy card and our annual report to stockholders for the year ended December 31, 2009 are available on our website at www.inlandrealestate.com.  Additional copies of this proxy statement, our annual report to stockholders or our Annual Report on Form 10-K for the year ended December 31, 2009 will be furnished to you, without charge, by writing us at 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Investor Relations. If requested by eligible stockholders, we also will provide copies of exhibits to our Annual Report on Form 10-K for the year ended December 31, 2009 for a reasonable fee.

STOCK OWNERSHIP

Stock Owned by Certain Beneficial Owners and Management

The following table shows the amount of common stock beneficially owned (unless otherwise indicated) by: (1) persons (including any “groups” as that term is used in Section 13(d)(3) of the Exchange Act) who are known to us to beneficially own more than 5% of the outstanding shares of our common stock; (2) our directors and each nominee for director; (3) the named executive officers and (4) the directors and named executive officers as a group.   Except as otherwise indicated, all information is as of March 10, 2010.  The percent of class is calculated using 85,452,087 shares outstanding as of April 19, 2010.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Daniel L. Goodwin(a)(1)	10,870,594	(2)	12.72%
The Inland Group, Inc.(3)	10,868,269	(2)	12.72%
Inland Real Estate Investment Corporation(4)	10,681,949	(2)	12.50%
Inland Investment Stock Holding Company(5)	7,212,118	(2)	8.44%
The Vanguard Group, Inc.(6)	7,072,304		8.28%
BlackRock, Inc.(7)	6,082,383		7.12%
Cohen & Steers, Inc.(8)	4,998,056		5.85%
Cohen & Steers Capital Management, Inc.(9)	4,879,478		5.71%
Goldman Sachs Asset Management, L.P. and GS Investment Strategies, LLC(10)	4,407,640		5.16%
Mark E. Zalatoris(b)(11)	66,752		*
D. Scott Carr(b)(12)	25,031		*
Brett A. Brown(b)(13)	24,140		*
Heidi N. Lawton(a)(14)	18,572		*
Joel G. Herter(a)(15)	16,000		*
Thomas P. D’Arcy(a)(16)	14,425		*
William W. Anderson(b)(17)	13,449		*
Thomas H. McAuley(a)(18)	11,325		*
Joel D. Simmons(a)(19)	10,230		*
Beth Sprecher Brooks(b)(20)	9,202		*
Thomas R. McWilliams(a)(21)	6,325		*
All Named Executive Officers and Directors as a Group	11,086,045		12.97%

(a)     Director.

(b)      Named Executive Officer.

(1)                  Mr. Goodwin’s business address is 2901 Butterfield Road, Oak Brook, Illinois 60523. Mr. Goodwin has sole voting and investment power over 2,325 shares and shared voting and investment power over 10,868,269 shares. Mr. Goodwin and his spouse directly own 1,045,246 shares of common stock and beneficially own 2,000 shares underlying options. Mr. Goodwin also beneficially owns all the shares held by TIGI, which beneficially owns 9,091 shares directly and 8,417,139 shares indirectly, including 7,212,118 shares owned directly by Inland Investment Stock Holding Company (“IISHC”). Mr. Goodwin also beneficially owns an additional 1,397,118 shares managed by Inland Investment Advisors, Inc. (“Adviser”). IISHC and Adviser are wholly owned subsidiaries of Inland Real Estate Investment Corporation (“IREIC”), which in turn is a wholly owned subsidiary of TIGI. Mr. Goodwin is the controlling shareholder of TIGI.

(2)                  Of the shares reported in the table as beneficially owned by Mr. Goodwin, TIGI and IREIC, 2,005,408 shares are pledged as security in a brokerage margin account.  In addition, 7,212,118 shares owned directly by IISHC and 137,110 shares owned directly by Partnership Ownership Corporation, a subsidiary of IREIC, have been pledged as security to banks for a line of credit provided to affiliates of these entities. Mr. Goodwin is neither a party to the line of credit agreement nor has he received personally any loan proceeds.

(3)                  TIGI’s business address is 2901 Butterfield Road, Oak Brook, Illinois 60523. TIGI shares voting and investment power over all of the shares that it beneficially owns. TIGI beneficially owns 9,091 shares directly and 8,417,139 shares indirectly. TIGI also beneficially owns an additional 2,442,039 shares managed by Adviser.

(4)                  IREIC’s business address is 2901 Butterfield Road, Oak Brook, Illinois 60523. IREIC shares voting and dispositive power over all of the shares that it beneficially owns. IREIC beneficially owns 7,349,228 shares indirectly and also beneficially owns an additional 3,332,721 shares managed by Adviser.

(5)                  IISHC’s business address is 2901 Butterfield Road, Oak Brook, Illinois 60523. IISHC shares voting and dispositive power over all of the shares that it beneficially owns.

(6)                  The business address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The Vanguard Group has sole voting power and shared dispositive power over 100,400 shares and sole dispositive power 6,971,904 shares. The information contained herein respecting The Vanguard Group, Inc. is based solely on the Schedule 13G filed with by The Vanguard Group with the SEC on February 3, 2010.

(7)                  The business address for BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022. BlackRock, Inc. has sole voting and dispositive power over all of the shares that it beneficially owns. The information contained herein respecting BlackRock, Inc. is based solely on the Schedule 13G filed by BlackRock, Inc. with the SEC on January 29, 2010.

(8)                  The business address for Cohen & Steers, Inc. is 280 Park Avenue, 10th Floor, New York, New York 10017. Reflects shares beneficially owned by Cohen & Steers, Inc. and its affiliates, including Cohen & Steers Capital Management, Inc. and Cohen & Steers Europe S.A. Cohen & Steers, Inc. has sole voting power over 4,038,391 shares and sole dispositive power over all of the shares that it beneficially owns. The information contained herein respecting Cohen & Steers, Inc. and its affiliates, is based solely on the Schedule 13G filed by Cohen & Steers, Inc. with the SEC on February 12, 2010.

(9)                  The business address for Cohen & Steers Capital Management, Inc. is 280 Park Avenue, 10th Floor, New York, New York 10017. Cohen & Steers Capital Management Inc. has sole voting power over 4,038,391 shares and sole dispositive power over all of the shares that it beneficially owns. The information contained herein respecting Cohen & Steers Capital Management, Inc. is based solely on the Schedule 13G filed by Cohen & Steers Capital Management, Inc. with the SEC on February 12, 2010.

(10)            The business address for Goldman Sachs Asset Management, L.P. and GS Investment Strategies, LLC (collectively, the “Goldman Entities”) is 32 Old Slip, New York, New York 10005. The Goldman Entities have shared voting power over 4,386,340 shares and shared dispositive power over all of the shares that they beneficially own. The information contained herein respecting the Goldman Entities is based solely on the Schedule 13G filed by the Goldman Entities with the SEC on February 12, 2010.

(11)            Mr. Zalatoris has sole voting and investment power over 22,530 shares and shared voting and investment power over 44,690 shares. Mr. Zalatoris’s beneficial ownership includes 468 shares underlying an option presently exercisable. Mr. Zalatoris and his wife also beneficially own 2,099 shares and 1,699 shares directly owned by the Joanne Zalatoris Trust and the Scott Zalatoris Trust, respectively.

(12)            Mr. Carr has sole voting and investment power over all the shares that he beneficially owns. Mr. Carr’s beneficial ownership includes 150 shares underlying an option presently exercisable.

(13)            Mr. Brown has sole voting and investment power over 8,151 shares and shared voting and investment power with his wife over 15,984 shares. Mr. Brown’s beneficial ownership includes 150 shares underlying an option presently exercisable.

(14)            Ms. Lawton has sole voting and investment power over 13,572 shares. Ms. Lawton’s beneficial ownership includes 5,000 shares underlying options presently exercisable.

(15)            Mr. Herter and his wife share voting and investment power over all of the shares that he beneficially owns. Mr. Herter and his wife’s beneficial ownership includes 6,000 shares underlying options presently exercisable.

(16)            Mr. D’Arcy has sole voting and investment power over all of the shares that he beneficially owns. Mr. D’Arcy’s beneficial ownership includes 6,000 shares underlying options presently exercisable.

(17)            Mr. Anderson has shared voting and investment power over 13,449 shares. Mr. Anderson’s beneficial ownership includes 134 shares underlying an option presently exercisable. Of the shares reported as beneficially owned by Mr. Anderson, 5,903 shares are pledged as security in a brokerage margin account.

(18)            Mr. McAuley has sole voting and investment power over all of the shares that he beneficially owns. Mr. McAuley’s beneficial ownership includes 2,000 shares underlying options exercisable.

(19)            Mr. Simmons has sole voting and investment power over 10,230 shares. Mr. Simmons’ beneficial ownership includes 2,000 shares underlying options presently exercisable.

(20)            Ms. Sprecher Brooks has sole voting and investment power over all the shares that she beneficially owns.  Ms. Sprecher Brooks’ beneficial ownership includes 137 shares underlying an option presently exercisable.

(21)            Mr. McWilliams has sole voting and investment power over 325 shares and shares voting and investment power over the remaining shares that he beneficially owns. Mr. McWilliams’ beneficial ownership includes 6,000 shares underlying options presently exercisable.

*        Less than 1.0%.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires that each officer and director and each person (as that term is defined in the Exchange Act) beneficially owning more than 10% of our common stock (collectively, the “Reporting Persons”) file an initial statement of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of our securities with the SEC. The Reporting Persons also are required to furnish us with copies of all Forms 3, 4 and 5 that they file. Based solely on a review of the copies of these forms furnished to us during and with respect to the fiscal year ended December 31, 2009, or written representations from our Reporting Persons that no additional forms were required, we believe that all of our Reporting Persons complied with these filing requirements in 2009, with the exception of those reports disclosed herein. During the fiscal year ended December 31, 2009, Mr. Goodwin, who reports his beneficial ownership of our securities jointly with IREIC and TIGI, reported six transactions in our securities on two late

Form 4s and Ms. Carol Adams filed one late Form 4 reporting just one transaction. In February 2010, Mr. Goodwin filed a Form 5 reporting the expirations in 2008 of certain put options written by Mr. Goodwin in six transactions.

Interest of Certain Persons in Matters to Be Acted On

No director, executive officer, nominee for election as a director or associate of any director, executive officer or nominee has any substantial interest, direct or indirect, through security holdings or otherwise, in any matter to be acted upon at the annual meeting.

CORPORATE GOVERNANCE PRINCIPLES

Our business is managed under the direction and oversight of our board, which has formed three standing committees composed entirely of independent directors as required by the New York Stock Exchange: audit; compensation; and nominating and corporate governance.  Each committee’s function is described below.  The members of our board of directors on the date of this proxy statement, and the committees on which they serve, are identified below.

Director	Audit		Compensation		Nominating and Corporate Governance

Thomas P. D’Arcy	X				X
Daniel L. Goodwin
Joel G. Herter	X	(1)	X
Heidi N. Lawton	X		X	(1)	X
Thomas H. McAuley
Thomas R. McWilliams			X		X	(1)
Joel D. Simmons

(1) Indicates chairperson of the committee.

In his capacity as the chairman of the board, Thomas P. D’Arcy organizes the work of the board and ensures that the board has access to sufficient information to carry out its functions, including monitoring our performance and the performance of management.  The chairman of the board presides over all meetings of the board and stockholders, establishes the agenda for each meeting and oversees the distribution of information to directors.  Our directors meet from time to time in executive sessions without representatives of management present. Our independent directors also meet, from time to time, without representatives of management or the inside directors present.  Historically, our independent directors have selected one director to preside over these executive sessions based on the nature of the item or items to be addressed.  Mr. D’Arcy has been selected to preside at these sessions. Each director has access to the members of our management team or other employees as well as full access to our books and records.

Our board has adopted “Guidelines on Corporate Governance” that, along with the charters adopted by each board committee and our code of ethics, provide the framework for our corporate governance.  A complete copy of the guidelines, charters and code of ethics may be found using the “Investor Relations” link on our website at www.inlandrealestate.com.  In addition, printed copies of these materials are available to any stockholder without charge by writing us at 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Investor Relations.

Independence

As required by our charter, our bylaws and the New York Stock Exchange, a majority of the directors serving on our board must be “independent.”  For purposes of our charter, a director will not be considered independent if the director performs other services for us in addition to service as a director.

For purposes of complying with the requirements of Section 303A.02 of the Listed Company Manual of the New York Stock Exchange, which contains the standard for independence we have also adopted in our bylaws, a director will not be considered independent if that director has a material relationship with us, whether directly or as a partner, shareholder or officer of an organization that has a relationship with us.  In addition, a director is not independent if:

·                  the director is, or has been within the last three years, an employee of ours, or an immediate family member is, or has been within the last three years, an executive officer of ours;

·                  the director or an immediate family member received more than $120,000 during any twelve-month period within the last three years in direct compensation from us (excluding amounts paid in the form of director and committee fees);

·                  the director is a current partner or employee of our internal or external auditor, the director’s immediate family member is a current partner of our internal or external auditor, the director’s immediate family member is a current employee of our internal or external auditor and personally works on our audit, or the director or an immediate family member was within the last three years a partner or employee of our internal or external auditor and personally worked on our audit within that time;

·                  the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee; or

·                  the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to us or received payments from us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of the other company’s consolidated gross revenues.

Board Leadership Structure

Mr. D’Arcy, as chairman of the board, is responsible for organizing the work of the board and presiding over board meetings.  Because our chairman is independent, we do not have a separately designated lead independent director.  Each board member is kept apprised of our business and developments impacting our business and has complete and open access to the members of our management team.  The positions of chairman and the chief executive officer are separate positions held by different individuals.  Mr. Zalatoris, as chief executive officer, is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company.  We believe that this structure is the best governance model for us and our stockholders.

Risk Oversight

Our board oversees risk through (1) its review and discussion of regular periodic reports to the board and its committees, including management reports and studies on existing market conditions, leasing activity and property operating data, as well as actual and projected financial results, and various other matters relating to our business, (2) its review of material transactions requiring board approval, including, among others, certain acquisitions and dispositions of properties and financings, (3) the oversight of our business and corporate governance policies and proceedings by the audit, compensation and nominating and corporate governance committees and (4) regular periodic reports from our independent public accounting firm and other outside consultants regarding various areas of potential risk, including, among others, those relating to our qualification as a REIT for tax purposes and our internal control over financial reporting.

In overseeing risk, the board relies upon our risk management committee, including our named executive officers and our chief compliance officer, Ms. Carol Adams, to identify, monitor, remediate and report on our risk exposure.  Our risk management committee operates within the framework and guidance disseminated by the Committee of Sponsoring Organizations, a private-sector organization dedicated to the establishment of effective, efficient and ethical business operations.  Our risk management committee, in conjunction with our internal control and Sarbanes-Oxley compliance efforts, (1) documents accountability for risk decisions and management, (2) establishes risk management responsibilities for employees and committees of the board, (3) identifies the key controls that are in place to monitor and mitigate risks, (4) maintains awareness of the interaction of our risks, (5) assesses and reports to the board all plausible risk scenarios and (6) develops and maintains quantitative and qualitative methods for identifying and aggregating all significant risks.  In addition, the risk management committee annually reviews all previously identified risks and assesses the probability and magnitude of future risks.

Communicating with Directors

Persons wishing to communicate with our board and the individual directors may send communications by letter, e-mail or telephone, in care of our corporate secretary who will review and forward the correspondence to the appropriate person or persons for a response.

Our non-retaliation policy prohibits us, or any of our employees, from retaliating or taking any adverse action against anyone for raising a concern.  Persons preferring to raise their concerns in a confidential or anonymous manner may do so by contacting our ethics hotline at (888) 307-6342 or by contacting our general counsel, who will then refer the matter to the chairperson of the audit committee.  The hotline is available twenty-four hours a day, seven days a week to receive reports of ethical concerns or incidents, including concerns about accounting, internal controls or auditing matters.  Callers to this hotline may choose to remain anonymous.  A complete copy of our Reporting and Non-Retaliation Policy (also known as a “whistleblower”

policy) may be found through the “Investor Relations” link on our website at www.inlandrealestate.com.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for recommending director nominees to the board and develops and recommends corporate governance guidelines.  The committee also prepares and supervises the board’s annual review of director independence and the board’s annual self-evaluation and makes recommendations to the board regarding committee assignments.  All of the members of the committee satisfy the requisite independence standards of the New York Stock Exchange.  Copies of our guidelines and the committee’s charter are available on our website at www.inlandrealestate.com through the “Investor Relations” link.  In addition, printed copies of our guidelines and the charter are available to any stockholder without charge by writing us at 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Investor Relations.

The committee considers all qualified candidates identified by members of the committee, by other members of the board of directors, by senior management and by stockholders.  In recommending candidates for director positions, the committee takes into account many factors and evaluates each director candidate in light of, among other things, the candidate’s biographical information, independence, skills and expertise based on a variety of factors, including the person’s experience or background in real estate management or finance, regulatory matters or corporate governance.  The committee evaluates each individual candidate by considering all appropriate factors as a whole, favoring active deliberation rather than the use of rigid formulas to assign relative weights to these factors. Our articles require that, at a minimum, at least one of our independent directors must have had at least three years of relevant real estate experience.  The committee also considers diversity in its broadest sense, including persons diverse in geography, gender and ethnicity as well as representing diverse experiences, skills and backgrounds.  Based on its assessment of each candidate, the committee makes its recommendation regarding potential director candidates to the board.

With respect to candidates recommended by stockholders, recommendations must be submitted in accordance with the procedures specified in Article II, Section 14 of our bylaws.  Generally, this requires that the stockholder submit the nominee’s name, resume and biographical information to the attention of our corporate secretary.  All proposals for nomination received by the corporate secretary in a timely manner will be presented to the committee.  The committee follows the same processes and uses the same criteria for evaluating candidates proposed by stockholders, members of the board and members of senior management.  The committee did not receive any nominations from stockholders for the 2010 annual meeting of stockholders.

As described above, a majority of the persons serving on our board must be “independent.”  Our board has considered transactions and relationships between each director or any member of his or her immediate family and us or our affiliates, including those reported under “Certain Relationships and Related Transactions” below.  The board also reviewed transactions and relationships between (1) directors and their affiliates and (2) members of our senior management and their affiliates to determine whether any relationships or transactions were inconsistent with a determination that the director is independent.

The board affirmatively determined that the following persons standing for reelection to the board are independent: Ms. Lawton and Messrs. D’Arcy, Herter, McAuley and McWilliams.  Each of these directors satisfies the independence standards contained in the New York Stock Exchange corporate governance rules and our governing documents and the guidelines and has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us.

Audit Committee

The audit committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The audit committee assists the board in fulfilling its oversight responsibility relating to: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the qualifications, independence and performance of the independent registered public accounting firm; and (4) the performance of our internal audit function.  The report of the committee is included in this proxy statement.  Mr. Herter is the chairperson and Mr. D’Arcy and Ms. Lawton are members of the audit committee.  The board has determined that each of Messrs. Herter and D’Arcy qualify as an “audit committee financial expert” as defined by the SEC and that each member of the committee is independent in accordance with the standards established by the SEC and the New York Stock Exchange, as well as the standards set forth in the audit committee charter.  The audit committee charter may be found under the “Investor Relations” section of our website at www.inlandrealestate.com by clicking the “Governance Documents” link.  In addition, a printed copy of the charter is available to any stockholder without charge by writing us at 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Investor Relations.

Compensation Committee

The compensation committee is responsible for determining the compensation that we pay to our chief executive officer and the other named executive officers and for approving the compensation structure for our other senior management.  Each member of the committee is a “non-employee director,” as defined by Section 16 of the Exchange Act, and an “outside director,” as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended.  The compensation committee charter is available on our website at www.inlandrealestate.com through the “Investor Relations” link.  In addition, a printed copy of the charter is available to any stockholder without charge by writing us at 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Investor Relations.

Code of Ethics

Our board has adopted “Guidelines on Corporate Governance” that, along with the charters adopted by each board committee and our “Code of Ethics,” provide the framework for our corporate governance.  Our Code of Ethics applies to all of our employees, including our chief executive officer, chief financial officer and controller, and our directors.  A complete copy of the Guidelines on Corporate Governance, the Code of Ethics and the committee charters may be found under the “Investor Relations” section of our website at www.inlandrealestate.com by clicking the “Governance Documents” link.  In addition, printed copies of these materials are available to any stockholder without charge by writing us at 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Investor Relations.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Our board, acting on the recommendation of our nominating and corporate governance committee, has nominated the persons set forth below to serve as directors.  Ms. Lawton and Messrs. D’Arcy, Herter, McAuley and McWilliams have been nominated to serve as independent directors.  We know of no reason why any nominee will be unable to serve if elected.  If any nominee would be unable to serve if elected, your proxy may vote for another nominee proposed by the board, or the board may reduce the number of directors to be elected.  If any director resigns, dies or is otherwise unable to serve out his or her term, or if the board increases the number of directors, the board may fill the vacancy until the next annual meeting of stockholders.  The following gives information for each nominee, about the nominee’s principal occupation and business, as well as the specific experience, qualifications, attributes and skills that led to the conclusion by the board that the nominee should serve as a director of the Company.

Thomas P. D’Arcy, age 50, has served as our chairman of the board since April 2008 and as an independent director since 2005 and is a member of the audit committee.  Mr. D’Arcy joined Grubb & Ellis Company, a commercial real estate services and investment company the stock of which is traded on the New York Stock Exchange, in November 2009 and is currently its president and chief executive officer and a member of its board of directors.  Mr. D’Arcy has over 20 years of experience acquiring, developing and financing all forms of commercial and residential real estate.  He is currently a principal in Bayside Realty Partners, a private real estate company focused on acquiring, renovating and developing land and income producing real estate primarily in the New England area.  From 2001 to 2003, Mr. D’Arcy was president and chief executive officer of Equity Investment Group, a private real estate company owned by an investor group which included the Government of Singapore, the Carlyle Group and Northwestern Mutual Life Insurance Company.  Prior to his tenure with Equity Investment Group, Mr. D’Arcy was the chairman of the board, president and chief executive officer of Bradley Real Estate, Inc., a Boston-based real estate investment trust traded on the New York Stock Exchange, from 1989 to 2000.

Daniel L. Goodwin, age 66, has served as a director since 2001 and previously served as our chairman of the board from 2004 to April 2008.  Mr. Goodwin is a founder and the controlling stockholder, chairman of the board and chief executive officer of TIGI.  A wholly owned subsidiary of TIGI has sponsored five REITs, including the Company, and 84 real estate exchange private placements and over 400 limited partnerships, which altogether have raised more than $16 billion from over 360,000 investors. TIGI and its affiliates have sponsored or own real estate investment and financial companies doing business nationwide with a presence in 46 states and managing assets in excess of $25 billion.  Mr. Goodwin has over 35 years of experience in real estate and has overseen Inland companies operating the following businesses: investment, commercial real estate brokerage, real estate securities, land development, construction, and mortgage banking and lending.  Mr. Goodwin also serves as the chairman of the board and chief executive officer of Inland Bancorp Holding Company, a multi-bank holding company whose subsidiaries include residential and commercial mortgage companies, alternative real estate loan companies and full service banks.  He also served on the board of directors of the Illinois State Affordable Housing Trust Fund, the Board of Governors of Illinois State Colleges and Universities, as chairman of the American National Bank of DuPage and was chairman of the board of trustees of Northeastern Illinois University. He currently serves as chairman of the New Directions Housing Corporation and is vice chairman of the Benedictine University board of trustees. Mr. Goodwin is a licensed real estate broker and a member of the National Association of Realtors.

Joel G. Herter, age 72, has served as an independent director since 1997 and is the chairperson of the audit committee.  Mr. Herter is a senior consultant of Wolf & Company LLP, certified public accountants, where he has been employed since 1978.  Mr. Herter’s business experience includes providing accounting, auditing, tax and general business services including venture and conventional financing, forecasts and projections and strategic planning to a variety of industries.  Mr. Herter is a member of the American Institute of Certified Public Accountants and the Illinois CPA Society.  Mr. Herter currently serves as a trustee of Elmhurst Memorial Hospital and Elmhurst College and as a director of Suburban Bank and Trust Company.

Heidi N. Lawton, age 47, has served as an independent director since 1994 and is the chairperson of the compensation committee, a member of the nominating and corporate governance committee and a member of the audit committee.  Ms. Lawton is the managing broker and principal of Lawton Realty Group, Inc., a full service commercial real estate brokerage, development and management firm, which she founded in 1989.  Ms. Lawton has over twenty years of experience acquiring, developing and managing, as well as arranging financing for, large commercial properties.  Her areas of expertise include acquisitions for property development, structuring real estate investments, property conversions and implementing value add strategies.  Ms. Lawton has been licensed as a real estate professional since 1982 and currently serves as past president of the Northern Illinois Commercial Association of Realtors.

Thomas H. McAuley, age 65, has served as a director since 2004.  Mr. McAuley is formerly the President of Inland Capital Markets Group, Inc., a subsidiary of TIGI, a position that he held from May 2005 to December 2009.  From 1995 to 2003, he was Chairman and Chief Executive Officer of IRT Property Company, an Atlanta, Georgia based real estate investment trust traded on the New York Stock Exchange.  Prior to this position, he was a regional partner with Faison & Associates, a Charlotte, North Carolina real estate development and management company.  He is a licensed real estate broker in Florida, Georgia and South Carolina.  He currently serves on the board of The Westervelt Company and the Bank of Atlanta.  He previously served on the board of Forestar Group, Inc.  Mr. McAuley has extensive experience in real estate investment, development, management, underwriting and financing, and in his career he has cultivated a large number of relationships throughout the nation’s real estate industry.

Thomas R. McWilliams, age 74, has served as an independent director since 2005 and is the chairperson of the nominating and corporate governance committee and a member of the compensation committee.  Since 1968, Mr. McWilliams has been engaged in the brokerage and development of office, commercial and residential properties.  Mr. McWilliams also serves as president of United Energy Associates, Incorporated, a privately held full service energy management company.  Mr. McWilliams has been involved in real estate brokerage and development for over 35 years.  During that time, he has developed in excess of $65,000,000 of commercial and residential properties and brokered in excess of $40,000,000 in sales.  All of these development projects were financed by his own efforts with personal financial risks.

Joel D. Simmons, age 51, has served as a director since 2000.  Mr. Simmons is an executive vice president of Grubb & Ellis Company, a commercial real estate services and investment company the stock of which is traded on the New York Stock Exchange.  Mr. Simmons joined Grubb & Ellis in August 2009.  Prior to joining Grubb & Ellis, Mr. Simmons was a partner at Cohen Financial, a national real estate financing company with an emphasis on the origination of commercial real estate loans.  During his 25 years with Cohen Financial, Mr. Simmons structured and arranged more than $6 billion in capital for more than 850 commercial real estate transactions, including transactions involving large institutional lenders such as Allstate, Principal and John Hancock Life Insurance Company.  Mr. Simmons is also a current member of the boards of Albany Bank & Trust Co. of Chicago, a Chicago based bank with assets of approximately $500 million, and Inland Bancorp of Oakbrook, Illinois.  Mr. Simmons is a member of the International Council of Shopping Centers (the “ICSC”) and sits on the ICSC Illinois State Committee.

RECOMMENDATION OF THE BOARD:  The board recommends that you vote “FOR” the election of all seven nominees.

DIRECTOR COMPENSATION

The following table sets forth all compensation of our directors for the fiscal year ended December 31, 2009, along with the total number of shares underlying each director’s exercisable options as of December 31, 2009.

Name	Fees Earned or Paid in Cash	Option Awards	Total	Aggregate Number of Shares Underlying Option Awards as of December 31, 2009
	($)	($)(1)	($)	(#)
Thomas P. D’Arcy	175,650	6,850	182,500	6,000
Daniel L. Goodwin	51,717	6,850	58,567	2,000
Joel G. Herter	70,232	6,850	77,082	6,000
Heidi N. Lawton	73,717	6,850	80,567	5,000
Thomas H. McAuley	49,717	6,850	56,567	2,000
Thomas R. McWilliams	61,217	6,850	68,067	6,000
Joel D. Simmons	50,717	6,850	57,567	2,000
Roland W. Burris (2)	—	—	—	9,000

(1)                                 On June 17, 2009, each director was granted an option to purchase 1,000 shares at an exercise price equal to $6.85 per share, the closing price of our common stock on the New York Stock Exchange on the trading day immediately prior to the date of grant.  Each option will be exercisable on June 17, 2011 and will expire on June 17, 2019.

(2)                                 As of his resignation on January 15, 2009, Mr. Burris is no longer a member of our board of directors.

Narrative to Director Compensation Table

During the fiscal year ended December 31, 2009, we paid each director an annual fee equal to $35,000, plus $1,200 for each meeting of the board or any committee of the board attended in person and $1,000 for each meeting of the board or any committee of the board attended via telephone.  Further, we paid the chairperson of each board committee an annual fee equal to $3,000, except that we paid the chairperson of the audit committee an annual fee equal to $5,000.  We also reimbursed all directors for travel and other necessary business expenses incurred by them in performing their services as directors.  If any of our employees would be elected or otherwise called upon to serve as a director, we would not compensate that employee for his or her service as a director.

We currently pay each director the same fees that we paid during the years ended December 31, 2008 and 2009.  In addition, we pay Mr. D’Arcy an annual fee of $100,000 for serving as the chairman of the board.

The compensation committee of the board, in its sole and exclusive discretion, also may grant awards of stock options, share appreciation rights, restricted shares, deferred shares, share purchase rights and other share-based awards to the directors under our 2005 Equity Award Plan, which is described in more detail below under “Compensation Discussion and Analysis—Elements of Compensation—Stock-Based Incentive Compensation.”

Compensation Committee Interlocks and Insider Participation

During 2009, Ms. Lawton and Messrs. McWilliams and Herter served as members of our compensation committee, and:

·                  no member of the compensation committee was an officer or employee of us or any of our subsidiaries, and no member of the compensation committee was an officer of us or any of our subsidiaries prior to 2009;

·                  no member of the compensation committee entered into any transaction with us in which the amount involved exceeded $120,000;

·                  none of our executive officers was a director of another entity where one of that entity’s executive officers served on our compensation committee; and

·                  none of our executive officers served on the compensation committee of another entity where one of that entity’s executive officers served as our director.

Meetings of the Board of Directors, Committees of the Board and Stockholders

During the fiscal year ended December 31, 2009, our board met ten times, the audit committee met ten times, the compensation committee met three times, and the nominating and corporate governance committee met two times.  During 2009, each director attended at least 75% of the total number of board meetings and committee meetings on which he or she served, for the period in which he or she served.  We encourage our directors to attend our annual meetings of stockholders, and in 2009, each director did so attend.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed with the Securities and Exchange Commission or incorporated by reference into any other filing we make under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Report by reference therein.

In accordance with its written charter, as amended, the audit committee assists the board in overseeing the Company’s financial reporting process including evaluating the effectiveness of internal accounting, auditing and financial controls and procedures.

Management is responsible for the financial reporting process, preparing consolidated financial statements in accordance with U.S. generally accepted accounting principles and designing and implementing a system of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations.  The Company’s independent registered public accounting firm is responsible for auditing the financial statements.  The audit committee is responsible for monitoring and reviewing these procedures and processes.  The audit committee is comprised of three independent directors whose independence has been determined by the board of directors based on the standards set forth in the audit committee’s charter, the Company’s governing documents and the rules promulgated by the New York Stock Exchange.  With the exception of Mr. Herter, the members of the audit committee are not professionally engaged in the practice of accounting or auditing.  The audit committee relies in part, without independent verification, on the information provided to it and on the representations made by management and the internal auditors that the financial statements have been prepared in conformity with U.S. generally accepted accounting principles.  The audit committee also relies on the opinions of the independent and public accountants with regard to the consolidated financial statements and the effectiveness of internal control over financial reporting.

During the year ended December 31, 2009, the audit committee met ten times.  During these meetings, the members of the audit committee met separately and with members of the Company’s management, the internal auditors and the Company’s independent registered public accounting firm, KPMG LLP.  The committee discussed numerous items at these meetings including KPMG’s overall scope and plan for its year-end audit.  As part of these discussions, the audit committee discussed the results of KPMG’s audit and evaluation of the Company’s internal controls.  Further, the audit committee reviewed and discussed, with management, the internal auditors and KPMG, the Company’s audited consolidated financial statements as of and for the year ended December 31, 2009.  During the year ended December 31, 2009, management advised the committee that each set of financial statements reviewed had been prepared in accordance with U.S. generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the committee.  The audit committee also discussed with KPMG all of the matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 114, “The Auditors’ Communication with Those Charged with Governance,” including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee also obtained a formal written statement from KPMG, describing all relationships between KPMG and the Company that might bear on KPMG’s independence.  Further the audit committee discussed any relationships that may have an impact on KPMG’s objectivity and independence including a review of audit and non-audit fees and the written disclosures and letter from KPMG to the committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with the Audit Committees).

At certain of its meetings during 2009, the audit committee met with members of the Company’s executive management team to review the certifications required to be provided under the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission by the chief executive officer and chief financial officer.  At these meetings, members of the Company’s senior management team reviewed each of the certifications required by Sarbanes-Oxley concerning internal control over financial reporting.

Based on the above-mentioned review and discussions with management, the internal auditors and KPMG, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the Securities and Exchange Commission.

The Audit Committee

Joel G. Herter (Chairperson)
Thomas P. D’Arcy
Heidi N. Lawton

COMPENSATION COMMITTEE REPORT

The following Compensation Committee Report does not constitute soliciting material and should not be deemed filed with the Securities and Exchange Commission or incorporated by reference into any other filing we make under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Report by reference therein.

The compensation committee has certain duties and powers as described in its charter.  The compensation committee is currently composed of the three non-employee directors named at the end of this report, each of whom is independent as defined by the New York Stock Exchange listing standards.  The compensation committee has furnished the following report on executive compensation for the fiscal year ended December 31, 2009.

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis section contained in this proxy statement (the “CD&A”).  Based on this review and our discussions, the compensation committee has recommended to the board of directors (and the board of directors has approved) that the CD&A be included in this proxy statement on Schedule 14A.

The Compensation Committee

Heidi N. Lawton (Chairperson)
Joel G. Herter
Thomas R. McWilliams

EXECUTIVE OFFICERS

The board of directors annually elects our executive officers.  These officers may, subject to their respective employment agreements, if any, be terminated at any time.  Listed below is information about our executive officers.

Mark E. Zalatoris, age 52, has served as our president and chief executive officer since April 2008 and previously served as executive vice president and chief operating officer from 2004 to 2008, and as chief financial officer and executive vice president from 2000 to 2004.  Prior to his responsibilities with the Company, Mr. Zalatoris was an executive at Inland Real Estate Investment Corporation from 1985 to 2000 with primary responsibility for asset management and due diligence functions. Mr. Zalatoris previously practiced as a certified public accountant, holds a general securities license, serves on the Board of Governors of the National Association of Real Estate Investment Trusts (the “NAREIT”) and is a member of the International Council of Shopping Centers (the “ICSC”).

Brett A. Brown, age 45, has served as our senior vice president, chief financial officer and treasurer since 2008.  Mr. Brown joined us in May 2004 as vice president and chief financial officer.  From 2000 to April 2004, Mr. Brown served as the senior vice president of financial reporting for Great Lakes REIT, an Oak Brook, Illinois-based real estate investment trust listed on the New York Stock Exchange, and held various other executive positions in finance and accounting at Great Lakes and its predecessor from 1988 to 2000. Mr. Brown is a member of the American Institute of Certified Public Accountants and the Illinois Certified Public Accountants Society, as well as the NAREIT and the ICSC. Mr. Brown graduated from Northern Illinois University in 1986 with a bachelor’s degree in accounting.

Beth Sprecher Brooks, age 55, has served as our senior vice president since 2008 and as our general counsel and secretary since 2006.  Ms. Sprecher Brooks joined us in November 2002, became assistant vice president in 2003 and vice president in 2005.  From July 2002 to November 2002, Ms. Sprecher Brooks worked for The Inland Real Estate Group.  Ms. Sprecher Brooks has concentrated her legal practice in the area of real estate since 1979 either as in-house counsel to a corporation or in the real estate department at a law firm.  Ms. Brooks has vast experience in a broad range of areas in real estate, including acquisitions and sales, zoning work, leasing, and other areas of general corporate law. She is a member of the American Bar Association, Association of Corporate Counsel and ICSC.  Ms. Sprecher Brooks received a Bachelor of Arts degree in American Studies from Georgetown University and a Juris Doctor Degree from Northwestern University School of Law.

D. Scott Carr, age 44, has served as our senior vice president of portfolio management since 2008 and has served as the president of Inland Commercial Property Management, Inc. (“ICPM”), a subsidiary of the Company, 1995.  Mr. Carr joined the Inland organization in 1987 and has been employed by ICPM since 1994.  As president of property management, Mr. Carr oversees all aspects of property operations and leasing for our 141 open-air neighborhood, community, power and lifestyle retail centers and single-tenant properties, totaling over 14 million square feet of gross leasable area (GLA). Mr. Carr is a member of the ICSC, where he currently serves as Director of the Illinois State Committee. He has achieved the professional designations of Senior Certified Shopping Center Manager and Senior Certified Leasing Specialist. Mr. Carr is also a licensed real estate broker in Illinois and Minnesota.

William W. Anderson, age 51, has served as our vice president, transactions, since 2000.  Mr. Anderson is responsible for our acquisitions and dispositions of real property.  Prior to 2000, Mr. Anderson held positions in sales, brokerage, and development with TIGI.  Mr. Anderson has experience analyzing and negotiating the acquisition of shopping centers, apartments and net leased commercial properties. Mr. Anderson received a Bachelor of Science degree in finance from Northern Illinois University, and is an active member of the ICSC, the National Association of Realtors and the Urban Land Institute.

Kristi A. Rankin, age 44, has served as the senior vice president of ICPM, a wholly owned subsidiary of the Company, since 2001.  Ms. Rankin’s responsibilities include overseeing our property management operations.  Ms. Rankin has been employed by ICPM since 1994.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This compensation discussion and analysis explains the material elements of the compensation awarded to, earned by, or paid to Mark E. Zalatoris, Brett A. Brown, D. Scott Carr, Beth Sprecher Brooks and William W. Anderson (each, a “named executive officer” and collectively, the “named executive officers”) during the fiscal years ended December 31, 2009, December 31, 2008 and December 31, 2007.  This compensation discussion and analysis also explains the material terms of new employment agreements entered into by us with each of our named executive officers that will govern compensation for our named executive officers for the fiscal year ending on December 31, 2010.

General Philosophy and Objectives

Our compensation committee is responsible for establishing and overseeing our executive compensation policies and programs, which are designed to:

·                  attract, retain and motivate quality executives;

·                  provide fair and reasonable compensation, tied, in part, to achieving individual performance objectives and contributing to achieving our business objectives;

·                  reward individual performance;

·                  align compensation with company performance; and

·                  further align the interests of executives with those of our stockholders.

The compensation committee believes that annual cash incentive awards motivate executives and reward them for individual and company performance.  The compensation committee also believes granting annual cash and restricted stock bonuses encourages the named executive officers’ continued employment with us through the end of each calendar year and owning restricted stock further aligns the interests of the named executive officers with those of our stockholders.

We have entered into employment agreements with each named executive officer that tie a portion of the officer’s total compensation to operating and financial performance metrics such as “Funds From Operations” or “FFO” and, with respect to compensation for services rendered during 2010, “Total Shareholder Return.”  A reconciliation of FFO to net income for our three most recently completed fiscal years is included on page 64 of our Annual Report on Form 10-K, filed with the Commission on February 26, 2010.  Total Shareholder Return as used herein is defined as the sum of (1) the percentage change in our common stock price between January 1, 2010 and December 31, 2010 and (2) our dividend yield for 2010 (calculated by dividing (x) the total dividends paid per share of our common stock for 2010 by (y) $8.15, the closing price for a share of our common stock on January 1, 2010). A portion of each named executive officer’s overall compensation is also tied to a subjective evaluation of the performance of each named executive officer, including whether that executive met personal goals approved for that executive by the compensation committee.  In setting compensation levels, we take into account our performance relative to other retail REITS and our own strategic goals.  As discussed below, we utilize compensation data compiled by the National Association of Real Estate Investment Trusts, referred to as “NAREIT,” a real estate industry trade group which describes itself as the worldwide representative voice for REITs and publicly traded real estate companies with an interest in U.S. real estate and capital markets.  NAREIT describes its members as REITs and other businesses throughout the world that own, operate and finance income-producing real estate, as well as those firms and individuals who advise, study and service those businesses.

Elements of Compensation

As further described below, we compensate our executives primarily using a mix of the following elements:

·                  base salaries that provide a level of fixed compensation intended to promote executive recruitment and retention;

·                  annual cash incentive awards in amounts based on our level of performance (as measured by FFO and Total Shareholder Return) relative to the “Retail REIT Shopping Center Index” published by NAREIT (the “NAREIT Index”) and the subjective assessments of the individual executive’s performance in that year by the compensation committee and Mr. Zalatoris;

·                  annual awards in the form of restricted stock, and, with respect to the fiscal years ending December 31, 2009 and 2008, stock options granted under the Inland Real Estate Corporation 2005 Equity Award Plan (the “2005 Plan”); and

·                  other benefits and perquisites that we provide to all of our employees, including health, dental and vision insurance, group term life and accidental death and dismemberment insurance, short-term and long-term disability coverage, and participation in our tax-qualified 401(k) plan.

We view these elements of compensation as related but distinct. We do not believe that significant compensation derived from one component of compensation should negate or offset compensation from other elements. We determine the appropriate level for each element of compensation based in part, but not exclusively, on competitive benchmarking and other considerations we deem relevant, such as rewarding executives for extraordinary individual and company performance.

Compensation under the 2008—09 employment agreements

For the fiscal year ended December 31, 2009, each named executive officer was employed pursuant to an employment agreement that became effective as of January 1, 2008.  The rights of each named executive officer to compensation: (1) earned for the fiscal year ended December 31, 2009, including awards made in the fiscal year ending December 31, 2010 for services rendered during 2009; and (2) earned for the fiscal year ended December 31, 2008, including awards made in the fiscal year ended December 31, 2009 for services rendered during 2008, are discussed below.

Determining Our Level of Performance.

A portion of each named executive officer’s total compensation was based on the level of our performance relative to the NAREIT Index.  For 2009 and 2008, respectively, the NAREIT Index was composed of the following real estate investment trusts:

NAREIT INDEX COMPANIES 2009 and 2008

Acadia Realty Trust
Alexander’s Inc.
Cedar Shopping Centers, Inc.
Developers Diversified Realty Corp.
Equity One, Inc.
Federal Realty Inv. Trust
Kimco Realty Corp.
Kite Realty Group Trust
Ramco-Gershenson Properties Trust
Regency Centers Corp.
Saul Centers, Inc.
Tanger Factory Outlet Centers, Inc.
Urstadt Biddle Properties Inc.
Weingarten Realty Investors

Performance for this purpose was measured by comparing the growth rate from year to year in our FFO versus the median growth rate of the companies in the NAREIT Index.  We would have achieved a: (1) “threshold” level of performance if the growth rate in our FFO was equal to or greater than 80%, but less than 100%, of the median FFO growth rate for the NAREIT Index; (2) “target” level of performance if the growth rate in our FFO was equal to or greater than 100%, but less than 130%, of the median FFO grown rate for the NAREIT Index; and (3) “high” level of performance if the growth rate in our FFO was equal to or greater than 130% of the median FFO growth rate for the NAREIT Index.

The median growth rate in FFO for the NAREIT Index was negative for the two years in question, declining 16.9% and 10.8% for the years ended December 31, 2009 and 2008, respectively.  Our FFO declined 32.6% and 7.0% for the year ended December 31, 2009 and 2008, respectively.  We, therefore, did not achieve a “threshold” level of performance for 2009.  For 2008, although we did not achieve positive FFO growth, we did arguably perform at a “high” level under the employment agreements because our FFO was at a level that is 130% of the median performance of the NAREIT Index for that year.  In light of our performance relative to the negative median FFO of the companies that make up the NAREIT Index and the language in our employment agreements with the named executive officers, Mr. Zalatoris proposed, and the compensation committee recommended, that the named executive officers receive opportunities for bonus compensation in amounts equal to one-half of the amounts they would have received based on a “high” level of performance by us.  The board also approved and authorized these amounts.

Base Salaries.

We paid each named executive officer a fixed base salary for each year of the term of the agreement.  In setting the amount of base salary, our compensation committee considered, subjectively and without attributing any particular weight or significance to any particular item, each executive’s past performance, experience level, role and responsibilities, as well as our overall financial performance relative to our goals and changes in the marketplace.

Minimum Annual Cash Bonus.

We also agreed to pay each named executive officer a minimum, non-discretionary cash bonus each year payable only in the event that the company did not achieve a “threshold” level of performance for the year in question.  The amount of the annual minimum cash bonus, expressed as a percentage of each executive’s base salary for the applicable year, is set forth below.

	Minimum Cash Bonus (As Percentage of Base Salary)
	Mark Zalatoris	Other Named Executive Officers

2009	10%	10%
2008	10%	10%

Annual Cash Incentive Award Opportunities.

Each named executive officer had an annual cash incentive award opportunity, in lieu of the minimum bonus amounts above, if we achieved at least a “threshold” level of performance for the applicable year.  The maximum annual cash incentive award that each executive could have earned upon our achieving a particular level of performance for the applicable year, expressed as a percentage of the executive’s base salary for that year, is set forth below:

	Maximum Annual Cash Incentive Award Opportunity For the Fiscal Years Ended December 31, 2009 and 2008, Respectively (As Percentage of Salary)
	Mark Zalatoris	Other Named Executive Officers

Threshold	20%	15%
Target	30%	25%
High	50%	35%

With respect to Mr. Zalatoris, a portion of the amount of the maximum cash incentive award opportunity for the applicable year was granted automatically and a portion was subject to the discretion of the compensation committee as set forth below:

Annual Cash Incentive Award:  Mark Zalatoris

For the Fiscal Years Ended December 31, 2009 and 2008, Respectively (As Percentage of Applicable Opportunity)

Granted automatically (not discretionary).	50%

Subject to the committee’s discretion and approval by the board, based upon a subjective assessment of Mr. Zalatoris’ performance during the applicable year.	50%

With respect to the named executive officers other than Mr. Zalatoris, a portion of the amount of the maximum cash incentive award opportunity for the applicable year was granted automatically and a portion was subject to the discretion of either or both of Mr. Zalatoris and the compensation committee as set forth below:

Annual Cash Incentive Award: Other Named Executive Officers

For the Fiscal Years Ended December 31, 2009 and 2008, Respectively (As Percentage of Applicable Opportunity)

Granted automatically (not discretionary).	50%

Subject to Mr. Zalatoris’ discretion and approval by the committee, based upon a subjective assessment of the executive’s performance during the applicable year.	25%

Subject to Mr. Zalatoris’ discretion, based upon the executive achieving a personal goal during the applicable year previously agreed to by the executive and Mr. Zalatoris.	25%

The percentages above that are subject to the discretion of either or both of Mr. Zalatoris and the compensation committee represent the maximum percentage of the award opportunity under the applicable employment agreement.  Mr. Zalatoris or the committee, as the case may be, could have awarded amounts less than the discretionary maximum percentages above.  In other words, the discretionary award percentages above do not represent all-or-nothing award amounts but rather just the maximum percentage of the award opportunity subject to the discretion of one or both of Mr. Zalatoris and the committee.  Non-discretionary amounts were to have been automatically granted upon the company achieving at least a threshold level of performance and, consequently, were not subject to reduction.

Restricted Stock and Stock Option Award Opportunities.

Each named executive officer had a right to awards consisting of restricted stock and options to purchase stock depending upon our level of performance and an assessment of the executive’s performance as described below under the heading “Cash and Restricted Stock Incentive Awards for 2008.”  These awards typically are granted on or about June 30 of the following year.  Because stock options have no value to our executives until value is created for our stockholders through share price appreciation, we believed that stock option awards incentivized our named executive officers to create value for our stockholders.  Through restricted stock, our executives share some of the risks and rewards of stock ownership with our other stockholders.  The award opportunities were based on our level of performance relative to the NAREIT Index.  The amount of the actual award was determined within the discretion of either the compensation committee or Mr. Zalatoris.  The awards vest 20% per year on the anniversary date of the grant; however, the recipient of each share of restricted stock is the record owner of the share and thus may vote the share and receive any distributions paid on the share.  Vesting is accelerated upon the executive’s death, disability, approved retirement, or upon a change of control, as defined in the employment agreements, as further described in the section captioned “Potential Payments Upon Termination or a Change of Control.”

Minimum Annual Restricted Stock Bonuses

We also agreed to grant a minimum number of shares of restricted stock to each named executive officer if we did not achieve at least a “threshold” level of performance during the applicable year.  The actual number of shares was equal to a fraction, the numerator of which was equal to 5% of the executive’s base salary, with the numerator for Mr. Zalatoris equal to 10% of his base salary, and the denominator of which was equal to the average of the high and low trading price of our common stock as reported by the New York Stock Exchange on the date of grant.

Annual Restricted Stock Incentive Award Opportunities

If we achieved at least a “threshold” level of performance for the applicable year, each named executive officer had an incentive award opportunity of restricted stock in lieu of the minimum restricted stock bonus.  The maximum annual restricted stock award opportunity for each executive was equal to a fraction, the numerator of which was equal to a percentage of the executive’s base salary for the applicable year and the denominator of which was equal to the average of the high and low trading prices of our common stock as reported by the New York Stock Exchange on the date of grant.  The numerator depended upon our level of performance for the applicable year, as set forth below:

	Maximum Annual Restricted Stock Award Opportunity For the Fiscal Years Ended December 31, 2009 and 2008, Respectively (As Percentage of Base Salary)
	Mark Zalatoris	Other Executives

Threshold	20%	10%
Target	30%	20%
High	50%	30%

With respect to Mr. Zalatoris, a portion of the amount of the maximum restricted stock incentive award opportunity for the applicable year was granted automatically and a portion was subject to the discretion of the compensation committee as set forth below:

Annual Restricted Stock Incentive Award:  Mark Zalatoris

For the Fiscal Years Ended December 31, 2009 and 2008, Respectively (As Percentage of Applicable Opportunity)

Granted automatically (not discretionary).	50%

Subject to the committee’s discretion and approval by the board, based upon a subjective assessment of Mr. Zalatoris’ performance during the applicable year.	50%

With respect to the named executive officers other than Mr. Zalatoris, a portion of the amount of the maximum restricted stock incentive award opportunity for the applicable year was granted automatically and a portion was subject to the discretion of either or both of Mr. Zalatoris and the compensation committee as set forth below:

Annual Restricted Stock Incentive Award:  Other Named Executive Officers

For the Fiscal Years Ended December 31, 2009 and 2008, Respectively (As Percentage of Applicable Opportunity)

Granted automatically (not discretionary)	50%

Subject to Mr. Zalatoris’ discretion and approval by the committee based on a subjective assessment of the executive’s performance during the applicable year.	25%

Subject to Mr. Zalatoris’ discretion, based upon the executive achieving a personal goal during the applicable year previously agreed to by the executive and Mr. Zalatoris.	25%

The percentages of the award described above that are subject to the discretion of either or both of Mr. Zalatoris and the compensation committee represent the maximum percentage of the discretionary award under the applicable employment agreement.  Mr. Zalatoris or the committee, as the case may be, could have awarded discretionary amounts less than the maximum percentages set forth above.  Non-discretionary amounts were to have been automatically granted if the company achieved at least a threshold level of performance and, consequently, were not subject to reduction.

Non-Discretionary Stock Option Award Opportunities

Each named executive officer had a right to receive a non-discretionary award of an option to purchase shares of our common stock, if we achieved at least a “threshold” level of performance for the applicable year.  The number of shares underlying the option was an amount equal to a fraction, the numerator of which was equal to 5% of the executive’s base salary for the applicable year, except for Mr. Zalatoris, whose numerator was equal to 10% of his base salary, and the denominator of which was equal to the closing price per share on the day immediately preceding the date of grant (or, if not a trading day, on the next preceding trading day during which a sale occurred) of our common stock, in each case as reported by the New York Stock Exchange.

Cash and Restricted Stock Awards Made for 2009.

Because we did not achieve a “threshold” level of performance for 2009, the named executive officers will receive only the minimum, non-discretionary cash and restricted stock bonuses for 2009.

Stock Option Awards for 2009.

Because we did not achieve a “threshold” level of performance for 2009, our named executive officers were not entitled to receive any stock options for 2009.

Cash and Restricted Stock Incentive Awards Made for 2008.

The compensation committee recommended, and the full board approved, bonus compensation opportunities for each named executive officer in amounts equal to one-half of the amount corresponding to a “high” level of performance for 2008.  The subjective portion of the award, equal to 50% of the total award, was based on a review of the individual’s performance including an assessment of the individual’s contribution to corporate goals (such as growth in funds from operations, achieving positive leasing spreads or growth in same store net operating income (“NOI”)) as well as a subjective evaluation of the individual’s supervision of subordinates, organization, dedication, personal interaction with other employees and management of outside business relationships.  As described above, 25% of the cash and stock-based incentive compensation available to the named executive officers other than Mr. Zalatoris was dependent on the individual achieving personal goals during the year under evaluation.  The personal goals for the named executives other than Mr. Zalatoris for 2008 were as follows:

Brett Brown, Chief Financial Officer:  Ensure timely and accurate financial statement preparation and filings thereof; oversee the capital raising activities of the company, incorporating both debt and equity; supervise the investor relations function and any needed interaction with the regulatory community.

Scott Carr, President of Property Management:  Direct all activities of property management and leasing staff to achieve the goal of year-over-year increases in same store NOI and producing leasing activity that results in positive spreads in rates whereby the new lease average rental rates are greater than the expiring lease rental rates.

Beth Brooks, General Counsel:  Manage the internal legal function and coordinate the efficient use of outside legal services, including bringing in legal work to the internal staff that was previously outsourced to reduce in year-over-year outside legal fees.

William Anderson, Vice President of Transactions:  Direct and manage all property purchases and sale activities, with the goal of achieving $100 million in aggregate acquisitions primarily for the company’s joint venture with Inland Real Estate Exchange Corporation.  A secondary goal was to successfully market and close on disposition candidates identified by senior management.

Based on Mr. Zalatoris’ subjective assessment of each named executive officer’s performance, including a self-assessment of his own performance, as well as his subjective determination that each named executive officer meet all of his or her personal goals for 2008, Mr. Zalatoris recommended, and the compensation committee determined to award, the maximum discretionary portions of the bonus compensation opportunity amounts to each named executive officer.

Stock Option Awards for 2008.

Each named executive officer was entitled to an annual stock option award for 2008 if the Company achieved at least a “threshold” level of performance.  The stock option award was not subject to increase under the employment agreements even if the Company performed at a “target” or “high” level.  For reasons discussed above under the heading “Determining our Level of Performance,” Mr. Zalatoris proposed, the compensation committee recommended, and the full board approved making awards in amounts that correspond to one-half of what would have been awarded for a “high” level of performance in 2008.  With respect to awards other than stock options (i.e., cash and restricted stock awards), an amount that corresponds to one-half of the award for a “high” level of performance in each case exceeds the amount that would have been awarded for a “threshold” level of performance; therefore, the Company awarded the named executive officers stock options for 2008 in the amount that they were entitled to receive upon the Company’s achieving at least a “threshold” level of performance.

Considerations in Negotiating the 2008-09 Employment Agreements.

In negotiating the employment agreements for the fiscal years ended December 31, 2008 and 2009, respectively with our named executive officers, our compensation committee consulted with the full board, considered the recommendations of Mr. Zalatoris and deliberated without management present.  Both management and the committee also reviewed surveys of industry compensation practices, such as the 2007 NAREIT Compensation Survey, to provide them with relevant market data and informally compare the compensation paid to our named executive officers with that paid by other REITs in the retail sector, and by REITs responding to the survey that have a total capitalization of between $1 billion and $2.99 billion and between 50 to 199 full-time employees.

The NAREIT Compensation Survey is proprietary, represents the practices of a broad array of companies in the REIT industry generally, and does not represent the practices of selected companies operating in these sectors.  The compensation committee and management used the survey data to obtain a general understanding of current compensation practices and as a general reference.  The compensation committee did not tie its decisions, and management did not tie its recommendations, regarding compensation to any particular multiple or other metric presented in the survey data.  The compensation committee did not know the identity of the companies participating in the survey, and therefore the data in the survey was not selected for use based on the participation in the survey of any particular company or group of companies.

Comparison of 2009 Executive Compensation to Select NAREIT Survey Data.

The following table reflects where each element of the named executive officers’ compensation for 2009 fell as a percentage of the median within the range of companies used as general reference points (i.e., companies with total capitalization between $1 billion and $2.99 billion and number of full-time employees between 50 and 199):

INLAND REAL ESTATE CORPORATION COMPENSATION FOR 2009

AS PERCENTAGE OF MEDIAN COMPENSATION

OF COMPANIES PARTICIPATING IN

THE 2007 NAREIT COMPENSATION SURVEY

COMPANIES WITH TOTAL CAPITALIZATION BETWEEN $1B - $2.99B

	NAREIT Median Base Salary	NAREIT Median Total Annual Cash Compensation	NAREIT Median Long- Term Incentive Award Value	NAREIT Median Total Remuneration
Chief Executive Officer	96%	65%	6%	54%
Chief Financial Officer	105%	71%	5%	60%
General Counsel	105%	90%	6%	104%
Senior Vice President, Portfolio Management	125%	110%	7%	61%
Vice President, Transactions	120%	115%	19%	73%

COMPANIES WITH BETWEEN 50-199 FULL-TIME EMPLOYEES

	NAREIT Median Base Salary	NAREIT Median Total Annual Cash Compensation	NAREIT Median Long- Term Incentive Award Value	NAREIT Median Total Remuneration
Chief Executive Officer	79%	42%	2%	23%
Chief Financial Officer	90%	50%	3%	34%
General Counsel	92%	63%	6%	55%
Senior Vice President, Portfolio Management	100%	66%	4%	40%
Vice President, Transactions	104%	62%	7%	51%

2010 Employment Agreements

We have entered into new employment agreements with the named executive officers effective January 1, 2010.  The agreements expire on December 31, 2010, unless otherwise extended by the mutual consent of the parties.  The compensation committee recommended, and the board approved and authorized, the terms and conditions of the new employment agreements for 2010 to emphasize the importance of the company performing well relative to peers while maintaining individual incentives for executives by basing a portion of the award on an evaluation of each named executive’s individual performance.  Under the new employment agreements, base compensation has been amended to include both a cash and a non-cash component.  The cash component consists of base salary, with each named executive entitled to receive an amount equal to 110% of the executive’s 2009 base salary.  The non-cash component consists of deferred compensation in the form of restricted shares of our common stock to be granted on July 1, 2010 with a value on the date of grant of approximately 5% of the executive’s 2010 base salary.  These restricted shares of common stock vest at a rate of 20% per year on the anniversary date of the grant; however, the recipient of each share of restricted stock is the record owner of the share and thus may vote the share and receive any distributions paid on the share.  Vesting is accelerated upon the executive’s death, disability, approved retirement, or upon a change of control, as defined in the employment agreements, as further described in the section captioned “2010 Potential Payments upon Termination or a Change of Control.”

The 2010 employment agreements do not provide for any minimum, non-discretionary incentive awards, any bonus opportunities if the Company performs below the “target” level of performance, or any stock option awards.  Thus, under the new employment agreements, the named executives are eligible to receive incentive awards of cash and restricted stock only, and each executive will receive an incentive award only if we achieve at least a “target” level of performance in one of the two company performance metrics or the executive achieves certain personal goals previously agreed to by the executive and the compensation committee or Mr. Zalatoris, as the case may be.  For fiscal year 2010, we will be considered to have met at least a “target” level of performance with respect to FFO growth or Total Shareholder Return if we achieve positive growth in either metric and perform at least as well as the median performance of the companies in the NAREIT Index with respect to that metric.

The compensation committee believes that executive compensation should motivate executives to obtain the most value for our shareholders.  By linking incentive compensation not only with FFO growth, as was the case under the previous employment agreements, but also with our Total Shareholder Return, the compensation committee believes that incentive compensation will more closely align the interests of our executives with those of our shareholders than if incentive compensation was linked to FFO growth alone.  The committee believes that utilizing both criteria will motivate our named executive officers to strive to achieve current improvements in performance as measured by FFO as well as to create longer-term value for our stockholders that may ultimately be reflected in some combination of a higher market price for our common stock or larger distributions.  Utilizing both performance metrics, as opposed to just one or the other, may allow for some award when using one metric alone would have left an executive without an award for reasons beyond his or her control or the control of the Company.  For example, there might be years in which our stock price is influenced by factors beyond our performance or years in which a decision that is good for the long-term health of the Company may result in FFO growth that is lower than it otherwise would have been in the absence of that decision.  The committee believes that using both metrics will motivate executives to give a more balanced consideration to both the Company’s short-term performance and long-term health without being entirely subject to downward movements in the broader stock market or other developments unrelated to our performance that nevertheless may negatively influence our stock price.  Diversifying the metrics used to measure performance will also provide a more fair way of allocating incentive compensation by reducing the impact of a random or anomalous decrease in a given year in either FFO or Total Shareholder Return, which decrease might otherwise have resulted in no incentive award to a named executive officer who may nonetheless have made decisions and taken actions that were the best he or she could have made and taken under the circumstances.

The committee also believes that the executives have a greater incentive to perform well if a portion of their compensation is tied directly to their individual performance and not dependent upon our overall performance.  Whereas under the employment agreements governing fiscal years 2008 and 2009, our performance dictated the amount of the cash and restricted stock incentive award opportunities, and each executive’s performance dictated the amount of the opportunity that was actually awarded, for fiscal year 2010, the executive’s performance is a separate basis for awarding cash and restricted stock.  Thus, for 2010, each executive who achieves personal goals agreed to by the executive and Mr. Zalatoris or the compensation committee, as the case may be, will be entitled to receive an award of cash and restricted stock, regardless of our level of performance.

Determining Compensation under the 2010 Employment Agreements.

The compensation committee believes that our culture and objectives and the responsibilities we ascribe to our named executive officers are the most important elements to consider when determining how to award compensation.  In setting the formulas for compensation included in the agreements governing employment during fiscal year 2010, our compensation committee considered, among other things, compensation paid by us historically to our named executive officers.  Members of the committee met with, and considered the recommendations of, Mr. Zalatoris and other directors and also met in the absence of management to discuss compensation under the 2010 employment agreements.  Both our management and our compensation committee also reviewed surveys of industry compensation practices, such as the 2009 NAREIT Compensation Survey, to provide them with relevant market data and informally compare the compensation paid to our named executive officers with that paid by other REITs in the retail sector, and by all REITs with a total capitalization of between $1 billion and $2.99 billion and between 50 to 199 full-time employees.  The compensation committee and management used the survey data to obtain a general understanding of current compensation practices and as a general reference.  The compensation committee did not know the identity of the specific companies participating in the survey.  Neither the compensation committee nor management tied their respective recommendations regarding compensation to any particular multiple or other metric presented in the survey data.

The following table reflects, for each element of compensation, where the named executive officers’ compensation for 2010 assuming a “target” level of performance falls as a percentage of the median within the range of companies used as general reference points (i.e., companies with total capitalization between $1 billion and $2.99 billion and number of full-time employees between 50 and 199):

INLAND REAL ESTATE CORPORATION COMPENSATION FOR 2010

AS PERCENTAGE OF MEDIAN COMPENSATION

OF COMPANIES PARTICIPATING IN

THE NAREIT 2009 COMPENSATION AND BENEFITS SURVEY

COMPANIES WITH TOTAL CAPITALIZATION BETWEEN $1B - $2.99B

	NAREIT Median Base Salary	NAREIT Median Total Annual Cash Compensation*(1)	NAREIT Median Long-Term Incentive Award Value*	NAREIT Median Total Remuneration*
CEO	96%	75%	18%	57%
CFO	113%	93%	26%	72%
General Counsel	114%	99%	55%	95%
Senior Vice President, Portfolio Management	114%	96%	32%	100%
Vice President, Transactions	158%	138%	92%	133%

COMPANIES WITH BETWEEN 50-199 FULL-TIME EMPLOYEES

	NAREIT Median Base Salary	NAREIT Median Total Annual Cash Compensation*(1)	NAREIT Median Long-Term Incentive Award Value*	NAREIT Median Total Remuneration*
CEO	96%	54%	16%	42%
CFO	110%	75%	20%	58%
General Counsel	112%	89%	25%	82%
Senior Vice President, Portfolio Management	114%	85%	19%	57%
Vice President, Transactions	116%	66%	24%	50%

*              The figures in these columns assume that the company will achieve a “Target” level of performance for 2010 and that each of the named executive officers will receive the full discretionary portion of his or her annual cash and restricted stock awards.

(1)           For purposes of this column, “total annual cash compensation” includes, in addition to the cash incentive award described in the above footnote, the named executive officer’s base compensation, including the portion of base compensation payable in restricted stock.

Determining Our Level of Performance under the 2010 Employment Agreements.

The total award opportunity available to each named executive officer for the fiscal year ending December 31, 2010, depends upon performance relative to the NAREIT Index as measured by both:  (i) the growth rate in our FFO and (ii) our Total Shareholder Return.  Under the employment agreements, we will be treated as achieving: (1) a “target” level of performance if the measure in question is both positive and equal to or greater than 100%, but less than 135%, of the median for the NAREIT Index for 2010; and (2) a “high” level of performance if the measure is both positive and equal to or greater than 135% of the median for the NAREIT Index for 2010.

Cash Incentive Award Available to Each Named Executive Officer for 2010

Each named executive officer has a right to earn a cash incentive award in an amount equal to a percentage of his or her base salary for 2010.  The percentage will be the sum of three components.  The first component, as set forth below, will depend upon our level of performance for 2010 as measured by the growth rate in our FFO:

Level of Company	First Component (FFO Performance) of Cash Incentive Award (As Percentage of 2010 Base Salary)
Performance	Mark Zalatoris	Other Executives

Target	7%	5%
High	14%	10%

The second component, as set forth below, will depend upon our level of performance for 2010 as measured by the growth rate in our Total Shareholder Return relative to the median total shareholder return of the companies included in the NAREIT Index:

Level of Company	Second Component (Total Shareholder Return) of Cash Incentive Award (As Percentage of 2010 Base Salary)
Performance	Mark Zalatoris	Other Executives

Target	7%	5%
High	14%	10%

The third component will be fixed in the discretion of the compensation committee or Mr. Zalatoris based upon the named executive officer achieving the personal goals agreed upon in advance.  The maximum possible amount of the third component are set forth immediately below.

Third Component (Individual Performance) of Cash Incentive Award (Maximum Possible As Percentage of 2010 Base Salary)
Mark Zalatoris	Other Executives

12%	10%

The total cash incentive award will be equal to the sum of the three components.  For example, if we achieve a “target” level of performance for 2010 as measured by the growth rate in our FFO and a “high” level of performance for 2010 as measured by the growth rate in our Total Shareholder Return, and the compensation committee awards 6% for achieving some but not all personal goals, then Mr. Zalatoris will receive a cash incentive award equal to 27% of his base salary for 2010.  However, if we do not achieve at least a “target” level of performance with respect to at least one of the two components, then only the third component may be awarded to Mr. Zalatoris and the other named executive officers.  The award for the third component may range from zero to the maximum percentage reflected above and is dependent upon the achievement of personal goals.  Whether a third component is awarded and the amount of that award will be determined in the discretion of the compensation committee (with respect to Mr. Zalatoris) or Mr. Zalatoris (with respect to the other named executive officers).

Restricted Stock Incentive Award Available to Each Named Executive Officer for 2010

Each named executive officer has a right to earn a restricted stock incentive award in an amount equal to a fraction, the numerator of which is the dollar value corresponding to a percentage of the executive’s base salary in 2010, and the denominator of which is the average of the high and low trading price of our common stock as reported by the New York Stock Exchange on the date of grant.  The percentage utilized in determining the amount of the numerator will be the sum of three components.  The first component of the numerator, as set forth below, will depend upon our level of performance for 2010 as measured by the growth rate in our FFO:

Level of Company	First Component (FFO Performance) of Restricted Stock Incentive Award (As Percentage of 2010 Base Salary)
Performance	Mark Zalatoris	Other Executives

Target	8%	7%
High	15%	12%

The second component of the numerator, as set forth below, will depend upon our level of performance for 2010 as measured by the growth rate in our Total Shareholder Return:

Level of Company	Second Component (Total Shareholder Return) of Restricted Stock Incentive Award (As Percentage of 2010 Base Salary)
Performance	Mark Zalatoris	Other Executives

Target	8%	7%
High	15%	12%

The third component will be determined in the discretion of the compensation committee or Mr. Zalatoris based upon a determination of whether the named executive officer achieved the personal goals agreed upon in advance.  The third component may not exceed the maximum amount set forth below.

Third Component (Individual Performance) of Restricted Stock Incentive Award (As Maximum Percentage of 2010 Base Salary)
Mark Zalatoris	Other Executives

15%	12%

The amount of the restricted stock incentive award as measured on the date of grant will be equal to the sum of the three components.  For example, if we achieve a “target” level of performance for 2010 as measured by the growth rate in our FFO, a “high” level of performance for 2010 as measured by the growth rate in our Total Shareholder Return and the compensation committee awards the maximum amount for the achievement by Mr. Zalatoris of his personal goals, then Mr. Zalatoris will receive a restricted stock incentive award in an amount equal to 38% of his base salary for 2010 (8% reflecting “target” FFO performance plus 15% for “high” Total Shareholder Return performance plus 15% for achieving all personal goals) divided by the average of the high and low trading price of our common stock as reported by the New York Stock Exchange on the date of grant.  However, if we do not achieve at least a “target” level of performance with respect to at least one of the two components, and the compensation committee determines that Mr. Zalatoris is not entitled to the discretionary portion of his award, then he will not receive a restricted stock incentive award.  The award for the third component may range from zero to the maximum percentage reflected above.  Whether a third component is awarded and the amount of that award will be determined in the discretion of the compensation committee (with respect to Mr. Zalatoris) or Mr. Zalatoris (with respect to the other named executive officers).

Benefits and Perquisites

In 2010, each named executive officer will continue to have the same benefit opportunities as all of our employees, including:

·              health, dental and vision insurance;

·              group term life and accidental death and dismemberment insurance;

·              short-term and long-term disability coverage; and

·              participation in our tax-qualified 401(k) plan.

Our employees had the same benefit opportunities in 2009.  We do not provide additional perquisites to our executives.

Effect of Regulatory Requirements on Executive Compensation

Section 162(m).  Under Section 162(m) of the Internal Revenue Code of 1986, as amended, referred to herein as the “Code,” certain limits are placed on the tax deductibility of compensation paid to our chief executive officer and our four other most highly compensated executives unless the compensation meets the requirement for “performance-based compensation” as set forth in the Code and the related regulations.  Our compensation committee has considered the possible effect of Section 162(m) of the Code in designing our compensation programs and policies.  Further, as long as we qualify as a REIT, we will not pay taxes at the corporate level and, therefore, losing the deductibility of compensation does not have a significant adverse impact on us.  All compensation paid to these executives for the year ended December 31, 2009 was deductible under Section 162(m) of the Code.

To the extent that any part of our compensation expense is not deductible under Section 162(m) of the Code, we might be required to increase the amount of our distributions to our stockholders to maintain our status as a REIT or a larger portion of stockholder distributions might be subject to federal income tax as ordinary income rather than return of capital.  Also, any compensation allocated to our taxable REIT subsidiaries whose income is subject to federal income tax would result in an increase in income taxes due to the inability to deduct the compensation.  The committee will continue to take into account the materiality of any deductions that might be lost as well as the broader interests to be served by paying competitive compensation.

Section 409A.  Section 409A of the Code generally affects the federal income tax treatment of most forms of deferred compensation (subject to limited grandfathering for certain deferred compensation arrangements in place on or prior to October 23, 2004) by accelerating the timing of the inclusion of the deferred compensation to the recipient for federal income tax purposes and imposing an additional federal income tax on the recipient equal to 20% of the amount of the accelerated income.  The committee considers the potential adverse federal income tax impact of Section 409A of the Code in determining the form and timing of compensation paid to our executives and other employees and service providers.

Section 280G and 4999.  Sections 280G and 4999 of the Code limit a company’s ability to deduct, and impose excise taxes on, certain “excess parachute payments” (as defined in Sections 280G and 4999 of the Code and related regulations) paid to each service provider (including an employee or officer) in connection with a change of control of the company (as set forth in Sections 280G and 4999 of the Code and related regulations).  The committee considers the potential adverse tax impact of Sections 280G and 4999 of the Code, as well as other competitive factors, in structuring certain post-termination compensation or other compensation that might be payable to our executives and other employees and service providers in connection with a change of control of the company.

Accounting Rules.  We account for stock-based employee compensation (currently stock options and restricted stock) using the fair value based method of accounting described in ASC Topic 718.  We record the cost of awards with service conditions based on the grant-date fair value of the award.  The cost of the awards is recognized over the vesting period.  If an award is forfeited, no additional compensation expense is recognized.  The committee considers the accounting treatment of alternate grant proposals under ASC Topic 718 in determining the form and timing of equity compensation grants to employees, including our named executive officers.

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for each of the last three completed fiscal years.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
		($)	($)(1)	($)	($)	($)	($)(2)	($)

Mark E. Zalatoris, President and Chief Executive Officer	2009	450,000	45,000	45,000	—	—	14,623	554,623
	2008	419,399	45,000	110,129	2,672	35,000	18,234	630,434
	2007	350,000	35,000	70,010	*	35,000	20,054	510,064

Brett A. Brown, Senior Vice President, Chief Financial Officer and Treasurer	2009	300,000	30,000	15,000	—	—	5,660	350,660
	2008	300,000	30,000	44,044	891	22,500	5,121	402,556
	2007	225,000	11,250	22,542	*	11,250	3,722	273,764

D. Scott Carr, Senior Vice President, Portfolio Management, President of ICPM	2009	300,000	30,000	15,000	—	—	7,017	352,017
	2008	300,000	30,000	44,044	891	22,500	8,372	405,807
	2007	225,000	11,250	22,542	*	11,250	8,584	278,626

Beth Sprecher Brooks, Senior Vice President, General Counsel and Secretary	2009	245,000	24,500	12,250	—	—	5,158	286,908
	2008	245,000	24,500	35,979	727	18,375	4,725	329,306
	2007	205,000	10,250	20,519	*	10,250	3,381	249,400

William W. Anderson, Vice President, Transactions	2009	240,000	24,000	12,000	—	—	6,641	282,641
	2008	240,000	24,000	35,235	713	18,000	8,233	326,181
	2007	200,000	10,000	20,013	*	10,000	8,554	248,567

(1)           Represents amounts paid as bonuses for performance in respect of the applicable year.  These amounts were minimum bonuses required under the executive’s employment agreement.

(2)           The amount reported as “All Other Compensation” includes matching contributions to our 401(k) plan, amounts paid for a short-term disability policy, the value of distributions on unvested restricted stock and amounts paid for life insurance coverage.

*              The aggregate value of all options awarded to our named executive officers for the fiscal year ended December 31, 2007 was non-material.

2009 Grant of Plan-Based Awards

The following table provides information on the grants of plan-based awards made to our named executive officers during the fiscal year ended December 31, 2009.

Name	Grant Date	Date of Company Action	Estimated Future Payouts Under Equity Incentive Plan Awards	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
			(Sh)	($/Sh)(1)	($)

Mark E. Zalatoris	08/19/09	08/06/09	14,065	—	110,129
	08/19/09	08/06/09	5,625	7.89	2,672

Brett A. Brown	08/19/09	08/06/09	5,625	—	44,044
	08/19/09	08/06/09	1,875	7.89	891

D. Scott Carr	08/19/09	08/06/09	5,625	—	44,044
	08/19/09	08/06/09	1,875	7.89	891

Beth Sprecher Brooks	08/19/09	08/06/09	4,595	—	35,979
	08/19/09	08/06/09	1,530	7.89	727

William W. Anderson	08/19/09	08/06/09	4,500	—	35,235
	08/19/09	08/06/09	1,500	7.89	713

(1)                                 Amounts reflect the per share closing price of our common stock on the New York Stock Exchange on August 18, 2009.

2009 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to all unexercised options and stock awards that have not vested for each of the named executive officers outstanding as of December 31, 2009.

Option Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
			(#) (1)	($)

Mark E. Zalatoris	08/06/08	468	1,872	14.97	08/06/18
	08/19/09	0	5,625	7.89	08/20/19

Brett A. Brown	08/06/08	150	600	14.97	08/06/18
	08/19/09	0	1,875	7.89	08/20/19

D. Scott Carr	08/06/08	150	600	14.97	08/06/18
	08/19/09	0	1,875	7.89	08/20/19

Beth Sprecher Brooks	08/06/08	137	548	14.97	08/06/18
	08/19/09	0	1,530	7.89	08/20/19

William W. Anderson	08/06/08	134	536	14.97	08/06/18
	08/19/09	0	1,500	7.89	08/20/19

(1)           20% of options granted vest on each successive yearly anniversary of the date of the grant.

Stock Awards

Name	Equity Incentive Plan Awards: Number of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Market Value of Shares or Units of Stock That Have Not Vested
	(#)(1)	($)

Mark E. Zalatoris	22,062	179,805
Brett A. Brown	8,006	65,249
D. Scott Carr	8,722	71,084
Beth Sprecher Brooks	6,631	54,043
William W. Anderson	7,412	60,408

(1)                                 20% of restricted shares of stock granted vest on each successive yearly anniversary of the date of the grant.

2009 Option Exercises and Stock Vested

The following table sets forth information concerning the amounts realized upon the vesting of stock awards during the year ended December 31, 2009 by each of the named executive officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)
Mark E. Zalatoris	7,339	50,712
Brett A. Brown	983	6,793
D. Scott Carr	2,626	18,146
Beth Sprecher Brooks	884	6,108
William W. Anderson	2,576	17,800

2009 Potential Payments Upon Termination or a Change of Control

Under the employment agreements in effect for the fiscal year ended December 31, 2009, we were required to provide compensation and other benefits to the named executive officers in the event of a termination of employment.

Termination by Company for Cause or Termination Voluntarily by Executive.  If employment under the agreement in effect for the fiscal year ended December 31, 2009 had been terminated for “cause” or voluntarily by the executive, then within fifteen days of the date of the termination, we would have paid the executive:

·                  any accrued base salary;

·                  any accrued vacation pay;

·                  any accrued reimbursable expenses; and

·                  any accrued benefits, together with any benefits required to be paid or provided under applicable law.

In addition, any restricted stock or stock option awards issued to the executive which had not vested would have been forfeited immediately.

Termination upon Death or Total Disability.   If employment under the agreement in effect for the fiscal year ended December 31, 2009 had been terminated by reason of the death or “total disability” of the executive, then within thirty days of the date of termination, we would have paid the executive (or his or her estate or beneficiaries):

·                  any accrued base salary;

·                  any accrued vacation pay;

·                  any accrued reimbursable expenses;

·                  any accrued benefits, together with any benefits required to be paid or provided under applicable law; and

·                  any accrued bonus.

In addition, any restricted stock or stock option awards issued to the executive which have not yet vested would have vested immediately and would no longer have been subject to forfeiture.

Termination by the Company without Cause or Termination by Executive for Good Reason.   If employment under the agreement in effect for the fiscal year ended December 31, 2009 had been terminated “without cause” or by the executive for “good reason,” we would have paid the executive:

·                  any accrued base salary;

·                  any accrued vacation pay;

·                  any accrued reimbursable expenses;

·                  any accrued benefits, together with any benefits required to be paid or provided under applicable law;

·                  any accrued bonus; and

·                  an amount equal to 1.0 times, with Mr. Zalatoris entitled to 1.25 times, the sum of (A) the executive’s then current per annum base salary; plus (B) an amount equal to the annual cash incentive award which was paid to the executive for the fiscal year preceding the year of termination; provided, however, that the payment to the executive would, in no event, have exceed an amount which would cause the executive to receive an “excess parachute payment” as defined in the Internal Revenue Code of 1986 (the “Code”).

In addition, if we had terminated employment under the agreement “without cause” then any restricted stock or stock option awards which had not vested would have vested immediately and would no longer have been subject to forfeiture.  However, if the executive terminated employment under the agreement in the absence of a “change of control” or more than one year after a “change of control,” then any restricted stock or stock option awards issued to the executive which had not yet vested would have been forfeited immediately.

Change of Control.  A “change of control” is not an independent reason for triggering termination.  We believe that requiring a “change of control” to be combined with another triggering event motives our executives to remain with us during a potential “change of control” transaction.  Under the employment agreement, a “change of control” means:

·                  the members of our board of directors as of the date of the relevant employment agreement fail to constitute a majority of the members of the board; provided, however, that any individual becoming a member of the board who is nominated or appointed to the board seat on the recommendation and approval of our nominating and corporate governance committee will be treated as if he or she were a member of the board as of the date of the agreement;

·                  we sell all, or substantially all, of our assets; or

·                  we terminate and liquidate.

If employment under the agreement in effect for the fiscal year ended December 31, 2009 had been terminated within one year of a “change in control,” we would have paid the executive:

·                  any accrued base salary;

·                  any accrued vacation payment;

·                  any accrued reimbursable expenses;

·                  any accrued benefits, together with any benefits required to be paid or provided under applicable law;

·                  any accrued bonus; and

·                  an amount equal to 2.0 times, with Mr. Zalatoris entitled to receive an amount equal to 2.99 times, the sum of (A) the executive’s then current per annum base salary; plus (B) an amount equal to the annual cash incentive award paid to the executive for the fiscal year immediately preceding the year of termination; plus (C) the aggregate dollar value of each of the restricted stock awards and stock option awards that was granted to executive for the fiscal year immediately preceding the year of termination; provided, however, that the payment to the executive would, in no event, have exceeded an amount which would cause the executive to receive an “excess parachute payment” as defined in the Code.

In addition, if the executive had terminated his agreement within one year of a “change of control” for good reason, then any restricted stock awards and stock option awards which had not vested would have immediately vested and would no longer have been subject to forfeiture.

The following table describes the payments, if any, to each named executive officer that would have been made upon the termination or change in control under the executive’s employment agreement in effect on December 31, 2009, based on a hypothetical termination or change in control occurring on December 31, 2009,  To the extent the determination of a payment amount requires the use of the price of our common stock, we used the closing price of our common stock on December 31, 2009.  The amounts reflect the acceleration of benefits under the employment agreements, as well as benefits payable or other consequences under our benefit plans.  There can be no assurance that a termination would produce the same or similar results as those shown below if it occurs on any other date or if any other price of our common stock is applicable.  Also, as discussed in greater detail in the following section, our obligations to pay compensation to the executives upon the termination of their employment have been modified by the employment agreements for the fiscal year ending December 31, 2010, and a termination of employment under the new employment agreements would not necessarily produce the same or similar results as those shown below.

Name	Cash Severance	Accelerated Vesting of Unvested Equity Compensation	Total
	($)	($)	($)
Mark E. Zalatoris
· Termination for cause or resignation without good reason	—	—	—
· Termination by reason of death or disability	45,000	179,805	224,805
· Involuntary termination without cause or resignation for good reason	416,250	—	416,250
· Involuntary termination without cause or resignation for good reason within one year after a change of control	1,966,075	—	2,145,880

Brett A. Brown
· Termination for cause or resignation without good reason	—	—	—
· Termination by reason of death or disability	52,500	65,249	117,749
· Involuntary termination without cause or resignation for good reason	382,500	65,249	447,749
· Involuntary termination without cause or resignation for good reason within one year after a change of control	825,000	65,249	890,249

D. Scott Carr
· Termination for cause or resignation without good reason	—	—	—
· Termination by reason of death or disability	52,500	71,084	123,584
· Involuntary termination without cause or resignation for good reason	382,500	71,084	453,584
· Involuntary termination without cause or resignation for good reason within one year after a change of control	825,000	71,084	896,084

Beth Sprecher Brooks
· Termination for cause or resignation without good reason	—	—	—
· Termination by reason of death or disability	42,875	54,043	96,918
· Involuntary termination without cause or resignation for good reason	312,375	54,043	366,418
· Involuntary termination without cause or resignation for good reason within one year after a change of control	673,750	54,043	727,793

William W. Anderson
· Termination for cause or resignation without good reason	—	—	—
· Termination by reason of death or disability	42,000	60,408	102,408
· Involuntary termination without cause or resignation for good reason	306,000	60,408	366,408
· Involuntary termination without cause or resignation for good reason within one year after a change of control	660,000	60,408	720,408

2010 Potential Payments Upon Termination or a Change of Control

The obligations to provide compensation and other benefits to the named executive officers in the event of a termination of employment have been modified by the employment agreements in effect for the fiscal year ending December 31, 2010.  Some of the material terms and conditions of these obligations are summarized below.

Termination by the Company for Cause or Voluntarily by the Executive.  Under the employment agreements in effect for the fiscal year ending December 31, 2010, we will have “cause” to terminate an executive’s employment if, among other things, the executive fails to perform his or her duties under the employment agreement.  If employment is terminated by us for “cause” or voluntarily by the executive, then within 30 days of the date of the termination, we will pay the executive:

·                  any accrued base salary;

·                  any accrued vacation pay;

·                  any accrued reimbursable expenses; and

·                  any accrued benefits, together with any benefits required to be paid or provided under applicable law.

In addition, any restricted stock awards issued to the executive which have not yet vested will immediately be forfeited.

Termination by the Company without Cause or by the Executive for Good Reason.  Under the employment agreements in effect for the fiscal year ending December 31, 2010, an executive will have “good reason” to terminate his or her employment agreement if: (1) we require the executive to relocate his or her principal residence to a location outside of the greater Chicago Metropolitan Area, (2) certain reductions are made to the executive’s base salary or other compensation and benefits, or (3) we materially breach the provisions of the agreement.  If employment is terminated by us “without cause” or by the executive for “good reason,” then within 30 days of the date of the termination, we will pay the executive:

·                  any accrued base salary;

·                  any accrued vacation pay;

·                  any accrued reimbursable expenses;

·                  any accrued benefits, together with any benefits required to be paid or provided under applicable law;

·                  any accrued bonus, which has been determined for the prior year, but not yet paid;

·                  any accrued bonus for the current year prorated to the date of termination; and

·                  an amount equal to 0.75 times the sum: (A) the executive’s then current per annum base salary, plus (B) an amount equal to the annual cash incentive award which was paid to the executive for the fiscal year preceding the year of termination; provided, however, that the payment to the executive would, in no event, have exceed an amount which would cause the executive to receive an “excess parachute payment” as defined in the Code.

In addition, any restricted stock awards which have not yet vested will vest immediately and will no longer be subject to forfeiture.

Termination by Company for Good Reason.  Under the employment agreements in effect for the fiscal year ending December 31, 2010, we will have “good reason” to terminate an executive’s employment if the executive fails to achieve the personal goals and objectives mutually agreed upon between the executive and the board.  If we terminate the executive’s employment for “good reason,” then within 30 days of the date of the termination, we will pay the executive:

·                  any accrued base salary;

·                  any accrued vacation pay;

·                  any accrued reimbursable expenses;

·                  any accrued benefits, together with any benefits required to be paid or provided under applicable law;

·                  any accrued bonus, which has been determined for the prior year, but not yet paid;

·                  any accrued bonus for the current year prorated to the date of termination; and

·                  an amount equal to 0.50 times the sum: (A) the executive’s then current per annum base salary, plus (B) an amount equal to the annual cash incentive award which was paid to the executive for the fiscal year preceding the year of termination; provided, however, that the payment to the executive would, in no event, have exceed an amount which would cause the executive to receive an “excess parachute payment” as defined in the Code.

In addition, any restricted stock awards which have not yet vested will immediately be forfeited.

Change of Control.  If employment under the agreement in effect for the fiscal year ending December 31, 2010 is terminated within one year of a “change of control,” then within 30 days of the date of the termination, we will pay the executive:

·                  any accrued base salary;

·                  any accrued vacation pay;

·                  any accrued reimbursable expenses;

·                  any accrued benefits, together with any benefits required to be paid or provided under applicable law;

·                  any accrued bonus, which has been determined for the prior year, but not yet paid;

·                  any accrued bonus for the current year prorated to the date of termination; and

·                  an amount equal to 1.5 times, with Mr. Zalatoris entitled to receive an amount equal to 2.0 times, the sum of: (A) the executive’s then current per annum base salary; plus (B) an amount equal to the annual cash incentive award paid to the executive for the fiscal year immediately preceding the year of termination; plus (C) the aggregate dollar value of each of the restricted stock awards that was granted to executive for the fiscal year immediately preceding the year of termination; provided, however, that the payment to the executive will, in no event, exceed an amount which would cause the executive to receive an “excess parachute payment” as defined in the Code.

In addition, if the executive’s employment is terminated within one year of a “change of control,” then any restricted stock awards which have not vested will immediately vest and no longer be subject to forfeiture.

Termination upon Death or Total Disability.  If employment under the agreement in effect for the fiscal year ending December 31, 2010 is terminated by reason of the death or “total disability” of the executive, then within 30 days of the date of the termination, we will pay the executive (or his or her estate or beneficiaries):

·                  any accrued base salary;

·                  any accrued vacation pay;

·                  any accrued reimbursable expenses;

·                  any accrued benefits, together with any benefits required to be paid or provided under applicable law.; and

·                  any accrued bonus.

In addition, any restricted stock or stock option awards issued to the executive which have not yet vested will vest immediately and no longer be subject to forfeiture.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We reimburse affiliates of TIGI for various administrative services related to non-core business operations, such as payroll preparation and management, data processing, insurance consultation and placement, property tax reduction services and mail processing.  These TIGI affiliates provide these services to us on a not-for-profit basis.  In the event that a service provider has revenues for any particular fiscal year that exceed its expenses for that year, the service provider will rebate the excess on a pro rata basis to us based on the proportion of its revenues attributable to us.  Mr. Goodwin, one of our directors, is the controlling shareholder of TIGI.  We pay for the aforementioned services on an hourly basis at rates that we believe are below market rates for comparable services.  The hourly rate is based on the salary of the individual rendering the services, plus a pro rata allocation of overhead including, but not limited to, employee benefits, rent, materials, fees, taxes and operating expenses incurred by each entity in operating their respective businesses.  Computer services and consulting fees were purchased at a contract rate of $70 and $80 per hour, respectively.  Since January 1, 2009, we have incurred expenses for these services totaling approximately $1.5 million, which we included in our general and administrative expenses and property operating expenses.  Additionally, we lease our corporate office space from an affiliate of TIGI.  Payments under this lease since January 1, 2009, were approximately $617,000 and also were included in general and administrative expenses.  As of April 16, 2010, TIGI, through affiliates, beneficially owned approximately 12.72% of our outstanding common stock.  For accounting purposes however, we are not directly affiliated with TIGI or its affiliates.

On August 12, 2003, we entered into an agreement with Inland Investment Advisors, Inc., an indirect wholly owned subsidiary of TIGI, to manage our investment in securities.  We pay a fee of up to 1.0% per annum on the net asset value under management.  Since January 1, 2009, we have paid approximately $108,000 for these services.

On September 5, 2006, Inland Venture Corporation (“IVC”), a taxable REIT subsidiary (“TRS”) previously formed by the Company, entered into a limited liability company agreement with Inland Real Estate Exchange Corporation (“IREX”), a wholly-owned subsidiary of TIGI.  The resulting joint venture was formed to facilitate IVC’s participation in tax-deferred exchange transactions pursuant to Section 1031 of the Internal Revenue Code using properties made available to the joint venture by IVC.  We executed a joinder to the joint venture agreement, agreeing to perform certain expense reimbursement and indemnification obligations thereunder.  IVC coordinated the joint venture’s acquisition, property management and leasing functions, and earned fees for services provided to the joint venture, including management and leasing fees, as well as acquisition fees, which were split equally between IVC and IREX.  This joint venture agreement expired during 2008, however, it continues to govern the properties that had already been acquired for this venture, but have not been completely sold.  During the fiscal year ended December 31, 2009, IREX received approximately $2.1 million in acquisition and asset management fees related to the joint venture, funded entirely by third parties.

Policies and Procedures with Respect to Related Party Transactions

Our articles of incorporation contain provisions setting forth our ability to engage in certain transactions.  Our board reviews all of these transactions as well as any related party transactions.  As a general rule, any related party transactions must be approved by a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction.  In determining whether to approve or authorize a particular related party transaction, these persons will consider whether the transaction between us and the related party is fair and reasonable to us and has terms and conditions no less favorable to us than those available from unaffiliated third parties.

PROPOSAL NO. 2 — RATIFY APPOINTMENT OF KPMG LLP

The audit committee has selected KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2010.  We traditionally ask our stockholders to ratify the selection even though your approval is not required.  Further, even if you do not approve the selection of KPMG, we will not replace them for this year due to the added expense and delay that would result from replacing them and selecting a new firm.  Instead, the audit committee will consider the negative vote as a direction to consider a different firm next year.

Representatives of KPMG will attend the annual meeting.  These representatives will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate stockholder questions.

RECOMMENDATION OF THE BOARD:  The board recommends that you vote “FOR” the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2010.

FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents the fees for professional services rendered by KPMG LLP for the audit of our annual financial statements and internal control over financial reporting for the fiscal years ended December 31, 2009 and 2008, together with fees for audit-related services and tax services rendered by KPMG LLP for the fiscal years ended December 31, 2009 and 2008, respectively.

	Fiscal year ended December 31,
Description	2009		2008
	$		$
Audit fees	660,000	(1)	694,350
Audit-related fees (2)	135,000		—
Tax fees (3)	238,183	(4)	228,912
All other fees	—		—
TOTAL	1,033,183		923,262

(1)           Total includes Audit fees of $55,000 incurred in connection with IN Retail Fund LLC, our joint venture with the New York State Teachers’ Retirement System.

(2)           Audit-related fees are comprised of work related to SEC filings and comfort letter requirements.

(3)           Tax fees are comprised of tax compliance, tax advice and tax planning fees.

(4)           Total includes tax fees of $15,625 incurred in connection with IN Retail Fund LLC.

Approval of Services and Fees

Our audit committee has reviewed and approved all of the fees paid to KPMG and actively monitors the relationship between audit and non-audit services provided by KPMG.  The audit committee must pre-approve all services provided by our independent registered public accounting firm and the fees charged for these services.  The audit committee also will consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved.  Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the chairperson of the audit committee for approval.  The audit committee concluded that all services rendered by KPMG during the years ended December 31, 2008 and 2009, respectively, were consistent with maintaining KPMG’s independence.  Accordingly, the audit committee has approved all of the services provided by KPMG.  As a matter of policy, we will not engage its primary independent registered public accounting firm for non-audit services other than “audit related services,” as defined by the SEC, certain tax services, and other permissible non-audit services as specifically approved by the chairperson of the audit committee and presented to the full committee at its next regular meeting.  The policy also includes limits on hiring partners of, and other professionals employed by, KPMG to ensure that the SEC’s auditor independence rules are satisfied.

STOCKHOLDER PROPOSALS

We have not received any stockholder proposals to be included in this proxy statement.  Article II, Section 14(a) of our bylaws requires that any stockholder intending to present a proposal for action by the stockholders at an annual meeting must give written notice of the proposal, containing specified information, to our corporate secretary not less than forty-five days prior to the anniversary of the date on which we mailed this proxy statement.  For our annual meeting to be held in 2011, the notice deadline under Article II, Section 14(a) of our bylaws is March 16, 2011.  A copy of our bylaws may be obtained by written request to our corporate secretary at the address provided below.

Our bylaws do not change the deadline for a stockholder seeking to include a proposal in our proxy statement pursuant to SEC Rule 14a-8.  This rule requires that notice of a stockholder proposal requested to be included in our proxy materials pursuant to that Rule must generally be furnished to our corporate secretary not later than 120 days prior to the anniversary date of this proxy statement.  For our annual meeting to be held in 2011, any stockholder proposal to be included in the proxy statement under Rule 14a-8 must have been received by our corporate secretary no later than December 31, 2010.

All stockholder proposals should be submitted in writing and addressed to our corporate secretary, at Inland Real Estate Corporation, 2901 Butterfield Road, Oak Brook, Illinois  60523.

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YOUR VOTE IS IMPORTANT.  THE PROMPT RETURN OF

PROXIES WILL SAVE US THE EXPENSE OF

FURTHER REQUESTS FOR PROXIES.  PLEASE

PROMPTLY MARK, SIGN, DATE AND RETURN THE

ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

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YOUR VOTE IS IMPORTANT! Annual Meeting Materials are available on-line at: http://www.snl.com/IRWebLinkX/GenPage.aspx?IID=103184&GKP=203210 You can vote in one of three ways: 1. Call toll free 1-866-395-9262 on a Touch-Tone Phone. There is NO CHARGE to you for this call. or 2. Via the Internet at https://www.proxyvotenow.com/irc and follow the instructions. or 3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope. PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS PROXY INLAND REAL ESTATE CORPORATION ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Thomas P. D'Arcy and Mark E. Zalatoris, and each of them, as Proxies, with the power to appoint their substitutes, and hereby authorizes them to represent and to vote all the Common Stock of Inland Real Estate Corporation held of record by the undersigned at the close of business on April 20, 2010, at the Annual Meeting of Stockholders when convened on June 17, 2010 and at any postponements or adjournments thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS SET FORTH HEREIN. IN THE EVENT THAT ANY OTHER MATTER MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF, THE PROXIES ARE AUTHORIZED, IN THEIR DISCRETION, TO VOTE ON THE MATTER. Please sign exactly as your name or names appear above. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee, guardian or in another representative capacity, please give your full title. If a corporation or partnership, please sign in the name of the corporation or partnership and include your title as an authorized officer or person. Please sign, date and return this proxy card promptly using the enclosed envelope. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE. [1] [1] (Continued, and to be marked, dated and signed, on the other side) FOLD AND DETACH HERE INLAND REAL ESTATE CORPORATION — ANNUAL MEETING, JUNE 17, 2010 5701

Date Sign above Please be sure to date and sign this proxy card in the box below. IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW (01) Thomas P. D’Arcy (02) Daniel L. Goodwin (03) Joel G. Herter (04) Heidi N. Lawton (05) Thomas H. McAuley (06) Thomas R. McWilliams (07) Joel D. Simmons 2. Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. The Board of Directors recommends a vote “FOR” the proposals listed above. For Against Abstain Your vote is important! PROXY VOTING INSTRUCTIONS Stockholders of record have three ways to vote: 1. By Mail; or 2. By Telephone (using a Touch-Tone Phone); or 3. By Internet. A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy by mail. Please note telephone and Internet votes must be cast prior to 3 a.m. CDT, June 17, 2010. It is not necessary to return this proxy if you vote by telephone or Internet. [1] [1] FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m. CDT, June 17, 2010: 1-866-395-9262 Vote by Internet anytime prior to 3 a.m. CDT, June 17, 2010 go to https://www.proxyvotenow.com/irc Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted. ON-LINE ANNUAL MEETING MATERIALS: http://www.snl.com/IRWebLinkX/GenPage.aspx?IID=103184&GKP=203210 PROXY INLAND REAL ESTATE CORPORATION PLEASE MARK VOTES AS IN THIS EXAMPLE X Annual Meeting of Stockholders JUNE 17, 2010 1. Elect the following seven individuals (to the right of this card) to serve as directors, including five independent directors, until the next annual meeting of Stockholders or otherwise as provided in our governing documents.

X Detach above card, sign, date and mail in postage paid envelope provided. [1] [1] For Against Abstain IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED. ____________________________________________________ ____________________________________________________ ____________________________________________________ PLEASE MARK VOTES AS IN THIS EXAMPLE Date Sign above Please be sure to date and sign this proxy card in the box below. 5701 PROXY MATERIALS ARE AVAILABLE ON-LINE AT: http://www.snl.com/IRWebLinkX/GenPage.aspx?IID=103184&GKP=203210 ANNUAL MEETING OF STOCKHOLDERS June 17, 2010 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Please sign exactly as your name or names appear above. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee, guardian or in another representative capacity, please give your full title. If a corporation or partnership, please sign in the name of the corporation or partnership and include your title as an authorized officer or person. Please sign, date and return this proxy card promptly using the enclosed envelope. PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY INLAND REAL ESTATE CORPORATION 2901 Butterfield Road • Oak Brook, Illinois 60523 PROXY INLAND REAL ESTATE CORPORATION The undersigned hereby appoints Thomas P. D’Arcy and Mark E. Zalatoris, and each of them, as Proxies, with the power to appoint their substitutes, and hereby authorizes them to represent and to vote all the Common Stock of Inland Real Estate Corporation held of record by the undersigned at the close of business on April 20, 2010, at the Annual Meeting of Stockholders when convened on June 17, 2010 and at any postponements or adjournments thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS SET FORTH HEREIN. IN THE EVENT THAT ANY OTHER MATTER MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF, THE PROXIES ARE AUTHORIZED, IN THEIR DISCRETION, TO VOTE ON THE MATTER. 2. Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. 1. Elect the following seven individuals to serve as directors, including five independent directors, until the next annual meeting of Stockholders or otherwise as provided in our governing documents. (01) Thomas P. D’Arcy (02) Daniel L. Goodwin (03) Joel G. Herter (04) Heidi N. Lawton (05) Thomas H. McAuley (06) Thomas R. McWilliams (07) Joel D. Simmons PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING. The Board of Directors recommends a vote “FOR” the proposals listed above.